ALEXANDRIA® | *Building the Future of Life-Changing Innovation™*

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings Press Release and Supplemental Information

FIRST QUARTER ENDED MARCH 31, 2019

MERCK
Nareit
COMMUNICATIONS AND REPORTING EXCELLENCE
GOLD AWARD
LARGE CAP EQUITY REIT
2015 | 2016 | 2018
G R E S B
Green Star 2017 | 2018
S&P Global
Dow Jones U.S.
Green REIT Index
Nareit 2017
Leader in The Light Award
Highest Achievement In Sustainability Innovation
MOST INNOVATIVE
geela
CALIFORNIA
LEED
PLATINUM
2018
fitwel
Industry Leading Company
BEST IN BUILDING HEALTH 2018
WELL
GOLD 2017

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019

CONFERENCE CALL INFORMATION:

Tuesday, April 30, 2019
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738
Ask to join the conference call for
Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | (626) 578-0777

Joel S. Marcus
Executive Chairman & Founder

Stephen A. Richardson
Co-Chief Executive Officer

Dean A. Shigenaga
Co-President &
Chief Financial Officer

Sara M. Kabakoff
Assistant Vice President –
Corporate Communications

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

188 EAST BLAINE STREET, LAKE UNION, SEATTLE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	i

Best-in-class, urban office REIT focused on making a positive and lasting impact on the world

50%[(1)] of ARE's Annual Rental Revenue Is From Investment-Grade or Publicly Traded Large Cap Tenants

79%[(1)] of ARE's Top 20 Tenants' Annual Rental Revenue Is From Investment-Grade or Publicly Traded Large Cap Tenants

77%[(1)] of ARE's Annual Rental Revenue Is From Class A Properties in AAA Locations

2015 | 2016 | 2018
Nareit GOLD AWARD
LARGE CAP EQUITY REIT
COMMUNICATIONS AND REPORTING EXCELLENCE
BEST-IN-CLASS TRANSPARENCY, QUALITY, AND EFFICIENCY OF DISCLOSURES AND REPORTING

GRESB®
Green Star 2017 | 2018
#1 WORLDWIDE IN THE GRESB 2018 HEALTH & WELL-BEING MODULE
"A" DISCLOSURE SCORE

Unique Strategy and Operational Excellence Drive High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade REIT
– Moody's: Baa1 / Stable; S&P Global: BBB+ / Stable

High-Quality Long-Duration Cash Flows
– Class A properties in AAA locations

Internal Growth – Same Property Revenue and Net Operating Income Growth
– Favorable triple net lease structure with annual rent escalations
– Strong demand from innovative entities
– Limited supply of Class A space
– Significant rental rate growth on leasing activity and early renewals

External Growth – Development/Redevelopment of New Class A Properties in AAA Locations
– Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual net operating income

Disciplined Allocation of Capital and Prudent Management of Balance Sheet

Unique Underwriting Expertise and Experience
– Prudent underwriting of innovative life science and technology tenants and development of strategic relationships

Long-Tenured Executive Management Team With Deep Expertise, Experience, and Key Relationships in the Real Estate, Life Science, and Technology Industries

Mission-Driven Company and a Leader in Environmental, Social, and Governance (ESG) Initiatives
– Continuous focus on ESG efforts have benefited our tenants, employees, and communities, as well as enhanced value for our stockholders over the long term

(1)
Refer to “Annual Rental Revenue,” “Class A Properties and AAA Locations,” and “Investment-Grade or Publicly Traded Large Cap Tenants” in the “Definitions and Reconciliations” section of our Supplemental Information for additional information. As of March 31, 2019, annual rental revenue solely from investment-grade tenants within our overall tenant base and within our top 20 tenants was 46% and 75%, respectively.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	ii

Table of Contents
March 31, 2019

EARNINGS PRESS RELEASE	Page		Page
First Quarter Ended March 31, 2019, Financial and Operating Results	1	Earnings Call Information and About the Company	7
Acquisitions	4	Consolidated Statements of Operations	8
Dispositions and Sale of Partial Interest in Core Class A Property	5	Consolidated Balance Sheets	9
Guidance	6	Funds From Operations and Funds From Operations per Share	10

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	13	External Growth / Investments in Real Estate
Investor Information	14	Disciplined Management of Ground-Up Developments	33
Sustainability	15	Investments in Real Estate	34
High-Quality, Diverse, and Innovative Tenants	16	New Class A Development and Redevelopment Properties:
Class A Properties in AAA Locations	17	Recent Deliveries	35
Occupancy	18	2019 Deliveries	37
Financial and Asset Base Highlights	19	Projected 2020 Deliveries and Pre-Construction Projects	39
Internal Growth		Summary of Pipeline	41
Key Operating Metrics	21	Construction Spending	43
Same Property Performance	22	Joint Venture Financial Information	44
Leasing Activity	23	Balance Sheet Management
Contractual Lease Expirations	24	Investments	45
Top 20 Tenants	25	Key Credit Metrics	46
Summary of Properties and Occupancy	26	Summary of Debt	47
Property Listing	27	Definitions and Reconciliations
		Definitions and Reconciliations	50

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 7 of this Earnings Press Release and our Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

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Alexandria Real Estate Equities, Inc.
Reports:
1Q19 Revenues of $358.8 million, up 12.1% over 1Q18;
1Q19 Earnings per Share – Diluted of $1.11;
1Q19 FFO – Diluted, As Adjusted, per Share of $1.71; and
Operational Excellence and Growing Dividends

PASADENA, Calif. – April 29, 2019 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the first quarter ended March 31, 2019.

Key highlights

Operating results

	1Q19	1Q18
Total revenues:
In millions	$358.8	$320.1
Growth from 1Q18	12.1%

Net income attributable to Alexandria’s common stockholders – diluted:
In millions	$123.6	$132.4
Per share	$1.11	$1.32

Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$189.8	$162.5
Per share	$1.71	$1.62

25th anniversary: an important milestone in company history
In January 2019, we celebrated the 25th anniversary of our founding. Since our initial launch in January 1994 as a garage startup with a unique, strategic business plan, $19 million in Series A capital, and a vision to create a new kind of real estate company focused on serving the life science industry, we have grown into an investment-grade rated S&P 500® company with a total market capitalization of $21.8 billion. From our initial public offering in May 1997 through March 31, 2019, we have generated a total shareholder return of 1,542%, assuming reinvestment of dividends.

A REIT industry-leading, high-quality tenant roster

50% of annual rental revenue from investment-grade or publicly traded large cap tenants.

Continuation of strong rental rate growth
Strong rental rate increases (cash basis) of 24.3% for 1Q19 represents our highest quarterly cash rental rate increase over the past 10 years.

Credit rating improvement
In February 2019, S&P Global Ratings raised our corporate issuer credit rating to BBB+/Stable from BBB/Positive. The rating upgrade reflects our consistently strong operating performance and continued successful delivery of our value-creation pipeline.

Sale of partial interest in core Class A property
In February 2019, we sold a 60% interest in 75/125 Binney Street, a Class A property in our Cambridge submarket, for a sales price of $438 million, or $1,880 per RSF, representing a 4.3% capitalization rate on 4Q18 net operating income (cash basis), annualized. We retained control over, and continue to consolidate, the new joint venture. We accounted for the $202.2 million difference between the consideration received and the book value of the 60% interest sold as an equity transaction with no gain recognized in earnings.

Anchor lease with Pinterest, Inc. at 88 Bluxome Street
In March 2019, we leased 488,899 RSF to Pinterest, Inc. at 88 Bluxome Street in our Mission Bay/SoMa submarket. The lease with Pinterest, Inc. brings pre-leasing of the 1.1 million RSF future development project to 58%.

Increased common stock dividend
Common stock dividend declared for 1Q19 of $0.97 per common share, up seven cents, or 7.8%, over 1Q18; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Strong internal growth

•	Net operating income (cash basis) of $892.9 million for 1Q19 annualized, up $134.6 million, or 17.8%, compared to 1Q18 annualized

•	Same property net operating income growth:

•	2.3% and 10.2% (cash basis) for 1Q19, compared to 1Q18

•	Continued strong leasing activity and rental rate growth in light of modest contractual lease expirations at the beginning of 2019 and a highly leased value-creation pipeline:

1Q19
Total leasing activity – RSF	1,248,972
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	509,415
Rental rate increases	32.9%
Rental rate increases (cash basis)	24.3%

Future growth of net operating income (cash basis) driven by recently delivered projects

Significant near-term growth of net operating income (cash basis) of $65 million upon the burn-off of initial free rent on recently delivered projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	1

First Quarter Ended March 31, 2019, Financial and Operating Results (continued)
March 31, 2019

Strong external growth; disciplined allocation of capital to visible, highly leased value-creation pipeline

Since the beginning of 4Q18, we have placed into service 1.0 million RSF of development and redevelopment projects, including the following projects during 1Q19:

Property	Submarket	RSF	Leased	Tenant
279 East Grand Avenue	South San Francisco	139,810	100%	Verily Life Sciences, LLC; insitro, Inc.
399 Binney Street	Cambridge	123,403	100%	Three life science entities
188 East Blaine Street	Lake Union	90,615	100%	bluebird bio, Inc.; Seattle Cancer Care Alliance; Sana Biotechnology, Inc.
681 Gateway Boulevard	South San Francisco	66,000	100%	Eli Lilly and Company
Alexandria PARC	Greater Stanford	48,547	100%	Workday, Inc.

•	1Q19 commencements of development projects aggregating 356,904 RSF, including:

•	174,640 RSF at 9800 Medical Center Drive in our Rockville submarket, which is 79% leased to REGENXBIO, Inc.;

•	98,000 RSF at 9880 Campus Point Drive in our University Town Center submarket; and

•	84,264 RSF at 9950 Medical Center Drive in our Rockville submarket, which is 100% leased to Autolus Therapeutics PLC.

Completed acquisitions

During 1Q19, we acquired 10 properties for an aggregate purchase price of $383.0 million in key submarkets. These acquisitions consisted of:

•
Future development opportunities aggregating 175,000 RSF in our Seaport Innovation District submarket, along with 129,084 RSF of operating properties with future development and redevelopment opportunities; and

•	247,770 RSF of operating properties strategically located in our Greater Stanford and Mission Bay/SoMa submarkets.

Key items included in operating results

Key items included in net income attributable to Alexandria’s common stockholders:
(In millions, except per share amounts)	Amount		Per Share – Diluted
	1Q19	1Q18	1Q19	1Q18
Unrealized gains on non-real estate investments(1)	$72.2	$72.2	$0.65	$0.70
Realized gains on non-real estate investments	—	8.3	—	0.08
Loss on early extinguishment of debt	(7.4)	—	(0.07)	—
Preferred stock redemption charge	(2.6)	—	(0.02)	—
Total	$62.2	$80.5	$0.56	$0.78

Weighted-average shares of common stock outstanding for calculation of earnings per share – diluted			111.1	100.1
(1) Refer to “Investments” on page 45 of our Supplemental Information for additional information.

Core operating metrics as of or for the quarter ended March 31, 2019
High-quality revenues and cash flows and operational excellence

Percentage of annual rental revenue in effect from:
Investment-grade or publicly traded large cap tenants	50%
Class A properties in AAA locations	77%
Occupancy of operating properties in North America	97.2%
Operating margin	72%
Adjusted EBITDA margin	70%
Weighted-average remaining lease term:
All tenants	8.4	years
Top 20 tenants	12.1	years

Refer to the previous page for information on our total revenues, net operating income, same property net operating income growth, leasing activity, and rental rate growth.

Balance sheet management

Key metrics as of March 31, 2019

•	$15.9 billion of total equity capitalization

•	$21.8 billion of total market capitalization

•	$2.7 billion of liquidity

•	No unhedged variable-rate debt

•	95% of unencumbered net operating income as a percentage of total net operating income

	1Q19
	Quarter	Trailing 12	4Q19
	Annualized	Months	Goal
Net debt to Adjusted EBITDA	5.4x	5.8x	Less than or equal to 5.3x	(1)
Fixed-charge coverage ratio	4.5x	4.2x	Greater than 4.0x	(1)
Total value-creation pipeline as a percentage of gross investments in real estate in North America	10%	N/A	8% to 12%

(1)	Quarter annualized.

Key capital events

•	During 1Q19, we successfully increased our weighted-average remaining term of debt outstanding to over seven years, as a result of the following:

•	In March 2019, we completed an offering of $850.0 million of unsecured senior notes for net proceeds of $846.1 million. The unsecured senior notes consisted of:

•	$300.0 million of 4.85% unsecured senior notes due 2049.

•
$350.0 million of 3.80% unsecured senior notes due 2026. The net proceeds were used to repay a secured note payable related to 50/60 Binney Street, a recently completed Class A property, which was awarded LEED® Gold certification, and the remaining proceeds will be allocated to fund recently completed and future eligible green projects.

•
$200.0 million of our 4.00% unsecured senior notes payable due 2024 issued at a yield to maturity of 3.453%, and are part of the same series that was originally issued in 2018. The net proceeds will also be used to fund recently completed and future eligible green projects.

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First Quarter Ended March 31, 2019, Financial and Operating Results (continued)
March 31, 2019

Key capital events (continued)

•	In March 2019, we repaid the remaining $193.1 million balance of our secured construction loan related to 50/60 Binney Street and recognized a loss on early extinguishment of debt of $269 thousand.

•
In January 2019, we repaid early one secured note payable aggregating $106.7 million, which was due in 2020 and bore interest at 7.75%, and recognized a loss on early extinguishment of debt of $7.1 million, including the write-off of unamortized loan fees.

•
During 1Q19, we repurchased, in privately negotiated transactions, 275,000 shares of our 7.00% Series D cumulative convertible preferred stock for $9.2 million, or $33.60 per share, and recognized a preferred stock redemption charge of $2.6 million. As of 1Q19, 2.3 million shares of our 7.00% Series D cumulative convertible preferred stock were outstanding at a book value aggregating $57.5 million.

•
During the first quarter of 2019 and through April 29, 2019, there was no sale activity under our “at the market” common stock offering programs. As of April 29, 2019, the remaining aggregate amount available under our current programs for future sales of common stock is $658.7 million.

Investments
We carry our investments in publicly traded companies and certain privately held entities at fair value. As of March 31, 2019, cumulative unrealized gains related to changes in fair value aggregated $312.4 million and our adjusted cost basis aggregated $688.5 million. Investment income recognized in 1Q19 included the following:

•	Unrealized gains of $72.2 million; and

•	Realized gains of $11.4 million.

Corporate responsibility and industry leadership

•
In February 2019, it was announced that we are working with Verily Life Sciences, LLC, Alphabet’s life science division, to build a tech-focused rehabilitation campus in Dayton, Ohio, for the full and sustained recovery of people living with opioid addiction. The campus will provide a comprehensive model of care that will include a behavioral health treatment center, rehabilitation housing, and wrap-around services, and will act as a state of the art model for opioid addiction treatment nationwide.

•
In February 2019, we were recognized by the Center for Active Design, which operates Fitwel®, as the inaugural Industry Leading Company in Fitwel’s 2018 Best in Building Health. We were selected based on our 3-Star Fitwel certification (the highest rating possible); our leadership in promoting and educating the real estate industry on the opportunities for and benefits of building design, construction, and operational practices that support high levels of occupant health and wellness; and our #1 global ranking in the 2018 GRESB Health & Well-Being Module.

•	In March 2019, Alexandria LaunchLabs® – Cambridge, located at the Alexandria Center® at One Kendall Square in Greater Boston, achieved LEED gold certification and a Fitwel 3-Star certification.

Subsequent events

•
In April 2019, we entered into an agreement to extend the maturity date of our unsecured senior bank term loan to January 2, 2025. We expect that the extension will become effective in June 2019, upon the satisfaction of certain conditions.

•
In April 2019, we announced the launch of a new strategic agricultural technology (agtech) business initiative with the opening of the Alexandria Center® for AgTech – Research Triangle, the first state of the art, fully integrated, multi-tenant, amenity-rich agtech R&D and greenhouse campus. The campus opens with a 97% leased first phase, a 175,000 RSF redevelopment, at 5 Laboratory Drive, in the heart of Research Triangle, the most important, dense, and diverse agtech cluster in the United States.

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Acquisitions
March 31, 2019
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage			Unlevered Yields		Purchase Price
					Future Development	Operating With Future Development/ Redevelopment	Operating	Initial Stabilized	Initial Stabilized (Cash)

Value-creation
10 Necco Street	Seaport Innovation District/Greater Boston	3/26/19	—	N/A	175,000	—	—	(1)	(1)	$81,100

Operating with value-creation
3911 and 3931 Sorrento Valley Boulevard	Sorrento Mesa/San Diego	1/9/19	2	100%	—	53,220	—	7.2%	6.6%	23,250
Other			4		—	75,864	—			39,150
			6		—	129,084	—			62,400
Operating
3170 Porter Drive	Greater Stanford/ San Francisco	1/10/19	1	100%	—	—	98,626	7.5%	5.1%	100,250
Shoreway Science Center	Greater Stanford/ San Francisco	1/10/19	2	100%	—	—	82,462	7.2%	5.5%	73,200
260 Townsend Street	Mission Bay/SoMa/ San Francisco	3/14/19	1	100%	—	—	66,682	7.4%	5.8%	66,000	(2)
			4		—	—	247,770			239,450
Total acquisitions			10		175,000	129,084	247,770			382,950

10260 Campus Point Drive and 4161 Campus Point Court	University Town Center/ San Diego	1/2/19	2	100%	N/A	N/A	N/A	(3)	(3)	65,000	(4)
Pending	Various									182,050
2019 guidance range midpoint										$630,000

(1)	We expect to provide total estimated costs and related yields in the future upon the commencement of development.

(2)	Purchase price includes the assumption of a $28.2 million secured loan with a stated interest rate of 4.14%.

(3)	Refer to the “New Class A Development and Redevelopment Properties: Summary of Pipeline” of our Supplemental Information for additional information.

(4)
In December 2018, we acquired two buildings adjacent to our Campus Pointe by Alexandria campus aggregating 269,048 RSF, comprising 109,164 RSF at 10260 Campus Point Drive and 159,884 RSF at 4161 Campus Point Court which are 100% leased through 2022. At lease expiration, 10260 Campus Point Drive will be redeveloped and expanded into a 176,455 RSF Class A building, which is 100% pre-leased for 15 years with the target delivery in 2021. 4161 Campus Point Court will support future development aggregating 201,900 RSF through one or more Class A buildings at our Campus Pointe by Alexandria campus. The total purchase price of $80.0 million was paid in two installments, $15.0 million in December 2018 and $65.0 million in January 2019.

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Dispositions and Sale of Partial Interest in Core Class A Property
March 31, 2019
(Dollars in thousands, except per RSF amounts)

Property	Submarket/Market	Date of Sale	RSF	Sales Price	Sales Price per RSF	Gain
Sale of partial interest in core Class A property:
75/125 Binney Street (sale of 60% noncontrolling interest)(1)	Cambridge/Greater Boston	2/13/19	388,270	$438,000	$1,880	(1)

2019 guidance range midpoint				$750,000

(1)
In February 2019, we sold a 60% interest in 75/125 Binney Street, a Class A property in our Cambridge submarket, for a sales price of $438 million, or $1,880 per RSF, representing a 4.3% capitalization rate on net operating income (cash basis), annualized, for the three months ended December 31, 2018. We retained control over, and continue to consolidate, the new joint venture. We accounted for the $202.2 million difference between the consideration received and the book value of the 60% interest sold as an equity transaction with no gain recognized in earnings.

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Guidance
March 31, 2019
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2019. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Refer to our discussion of “forward-looking statements” on page 7 of this Earnings Press Release for additional information.

Summary of Key Changes in Guidance	Guidance		Summary of Key Changes in Key Sources and Uses of Capital Guidance	Guidance Midpoint
	As of 4/29/19	As of 2/4/19		As of 4/29/19	As of 2/4/19
EPS, FFO per share, and FFO per share, as adjusted	See updates below		Issuance of unsecured senior notes payable	$850	$650
Rental rate increases	26.0% to 29.0%	25.0% to 28.0%	Repayment of secured notes payable	$(315)	$(125)
Rental rate increases (cash basis)	13.0% to 16.0%	11.0% to 14.0%

Projected Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted, as Adjusted
	As of 4/29/19	As of 2/4/19
Earnings per share(1)	$2.65 to $2.75	$1.95 to $2.15
Depreciation and amortization	4.85	4.85
Allocation to unvested restricted stock awards	(0.05)	(0.03)
Funds from operations per share(2)	$7.45 to $7.55	$6.77 to $6.97
Unrealized gains on non-real estate investment(1)	(0.65)	—
Loss on early extinguishment of debt	0.07	0.06
Preferred stock redemption charge	0.02	0.02
Allocation to unvested restricted stock awards	0.01	—
Funds from operations per share, as adjusted	$6.90 to $7.00	$6.85 to $7.05
Midpoint	$6.95	$6.95

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2019	97.7%	98.3%

Lease renewals and re-leasing of space:
Rental rate increases	26.0%	29.0%
Rental rate increases (cash basis)	13.0%	16.0%
Same property performance:
Net operating income increase	1.0%	3.0%
Net operating income increase (cash basis)	6.0%	8.0%

Straight-line rent revenue	$95	$105	(5)
General and administrative expenses	$108	$113
Capitalization of interest	$72	$82
Interest expense	$172	$182

2019 Guidance
Key Credit Metrics
Net debt to Adjusted EBITDA – 4Q19 annualized	Less than or equal to 5.3x
Net debt and preferred stock to Adjusted EBITDA – 4Q19 annualized	Less than or equal to 5.4x
Fixed-charge coverage ratio – 4Q19 annualized	Greater than 4.0x
Value-creation pipeline as a percentage of gross real estate as of December 31, 2019	8% to 12%

Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items
Sources of capital:
Net cash provided by operating activities after dividends	$170	$210	$190
Incremental debt	485	445	465
Real estate dispositions and partial interest sales:
Sale of partial interest in core Class A property	438	438	438	$438 (3)
Other	262	362	312
Common equity	475	575	525
Total sources of capital	$1,830	$2,030	$1,930
Uses of capital:
Construction	$1,250	$1,350	$1,300
Acquisitions	580	680	630	(4)
Total uses of capital	$1,830	$2,030	$1,930
Incremental debt (included above):
Issuance of unsecured senior notes payable	$850	$850	$850	$850
Assumption of secured note payable	28	28	28	$28
Repayments of secured notes payable	(310)	(320)	(315)	$(300)
$2.2 billion unsecured senior line of credit/other	(83)	(113)	(98)
Incremental debt	$485	$445	$465

(1)	Excludes future unrealized gains or losses after March 31, 2019, that are required to be recognized in earnings.

(2)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “Nareit Board of Governors”). Refer to “Funds From Operations and Funds From Operations, As Adjusted, Attributable to Alexandria’s Common Stockholders” in the “Definitions and Reconciliations” section of our Supplemental Information for additional information.

(3)	Refer to “Dispositions and Sale of Partial Interest in Core Class A Property” in this Earnings Press Release for additional information.

(4)	Refer to “Acquisitions” in this Earnings Press Release for additional information.

(5)
Approximately 45% of straight-line rent revenue represents initial free rent on recently delivered and expected 2019 deliveries of new Class A properties from our development and redevelopment pipeline.

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Earnings Call Information and About the Company
March 31, 2019

We will host a conference call on Tuesday, April 30, 2019, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the first quarter ended March 31, 2019. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, April 30, 2019. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 10128833.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the first quarter ended March 31, 2019, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2019q1.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Dean A. Shigenaga, co-president and chief financial officer; or Sara M. Kabakoff, assistant vice president – corporate communications, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office real estate investment trust (“REIT”) uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $21.8 billion and an asset base in North America of 33.7 million square feet (“SF”) as of March 31, 2019. The asset base in North America includes 23.2 million RSF of operating properties and 4.4 million RSF of new Class A properties currently undergoing construction or pre-construction, consisting of 2.1 million RSF of development and redevelopment projects under construction, and 2.3 million RSF undergoing pre‑construction activities. Additionally, the asset base in North America includes 6.1 million SF of intermediate-term and future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science and technology companies through our venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2019 earnings per share attributable to Alexandria’s common stockholders – diluted, 2019 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, LaunchLabs®, Alexandria Center®, Alexandria Technology Square®, Alexandria Summit®, Alexandria Technology Center®, Alexandria Innovation Center®, and GradLabs™ are trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	7

Consolidated Statements of Operations
March 31, 2019
(In thousands, except per share amounts)

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Revenues:
Income from rentals(1)	$354,749	$337,785	$336,547	$322,794	$317,655
Other income	4,093	2,678	5,276	2,240	2,484
Total revenues	358,842	340,463	341,823	325,034	320,139

Expenses:
Rental operations	101,501	97,682	99,759	91,908	91,771
General and administrative	24,677	22,385	22,660	22,939	22,421
Interest	39,100	40,239	42,244	38,097	36,915
Depreciation and amortization	134,087	124,990	119,600	118,852	114,219
Impairment of real estate	—	—	—	6,311	—
Loss on early extinguishment of debt	7,361	—	1,122	—	—
Total expenses	306,726	285,296	285,385	278,107	265,326

Equity in earnings of unconsolidated real estate joint ventures	1,146	1,029	40,718	1,090	1,144
Investment income (loss)	83,556	(83,531)	122,203	12,530	85,561
Gain on sales of real estate	—	8,704	—	—	—
Net income (loss)	136,818	(18,631)	219,359	60,547	141,518
Net income attributable to noncontrolling interests	(7,659)	(6,053)	(5,723)	(5,817)	(5,888)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	129,159	(24,684)	213,636	54,730	135,630
Dividends on preferred stock	(1,026)	(1,155)	(1,301)	(1,302)	(1,302)
Preferred stock redemption charge	(2,580)	(4,240)	—	—	—
Net income attributable to unvested restricted stock awards	(1,955)	(1,661)	(3,395)	(1,412)	(1,941)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$123,598	$(31,740)	$208,940	$52,016	$132,387

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$1.11	$(0.30)	$2.01	$0.51	$1.33
Diluted	$1.11	$(0.30)	$1.99	$0.51	$1.32

Weighted-average shares of common stock outstanding:
Basic	111,054	106,033	104,179	101,881	99,855
Diluted	111,054	106,033	105,385	102,236	100,125

Dividends declared per share of common stock	$0.97	$0.97	$0.93	$0.93	$0.90

(1)
Upon the adoption of new lease accounting standards on January 1, 2019, rental revenues and tenant recoveries are aggregated within income from rentals. Prior periods have been reclassified to conform to new standards. Refer to “Financial and Asset Base Highlights” and “Lease Accounting” in the “Definitions and Reconciliations” section of our Supplemental Information for additional information.

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Consolidated Balance Sheets
March 31, 2019
(In thousands)

	3/31/19		12/31/18	9/30/18	6/30/18	3/31/18
Assets
Investments in real estate	$12,410,350		$11,913,693	$11,587,312	$11,190,771	$10,671,227
Investments in unconsolidated real estate joint ventures	290,405		237,507	197,970	192,972	169,865
Cash and cash equivalents	261,372		234,181	204,181	287,029	221,645
Restricted cash	54,433		37,949	29,699	34,812	37,337
Tenant receivables	9,645		9,798	11,041	8,704	11,258
Deferred rent	558,103		530,237	511,680	490,428	467,112
Deferred leasing costs	241,268		239,070	238,295	232,964	226,803
Investments	1,000,904		892,264	957,356	790,753	724,310
Other assets	653,726	(1)	370,257	368,032	333,757	291,639
Total assets	$15,480,206		$14,464,956	$14,105,566	$13,562,190	$12,821,196

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$356,461		$630,547	$632,792	$776,260	$775,689
Unsecured senior notes payable	5,139,500		4,292,293	4,290,906	4,289,521	3,396,912
Unsecured senior line of credit	—		208,000	413,000	—	490,000
Unsecured senior bank term loans	347,542		347,415	347,306	548,324	548,197
Accounts payable, accrued expenses, and tenant security deposits	1,171,377	(1)	981,707	907,094	849,274	783,986
Dividends payable	110,412		110,280	101,084	98,676	93,065
Total liabilities	7,125,292		6,570,242	6,692,182	6,562,055	6,087,849

Commitments and contingencies

Redeemable noncontrolling interests	10,889		10,786	10,771	10,861	10,212

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	57,461		64,336	74,386	74,386	74,386
Common stock	1,112		1,110	1,058	1,033	1,007
Additional paid-in capital	7,518,716		7,286,954	6,801,150	6,387,527	6,117,976
Accumulated other comprehensive (loss) income	(10,712)		(10,435)	(3,811)	(2,485)	1,228
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	7,566,577		7,341,965	6,872,783	6,460,461	6,194,597
Noncontrolling interests	777,448		541,963	529,830	528,813	528,538
Total equity	8,344,025		7,883,928	7,402,613	6,989,274	6,723,135
Total liabilities, noncontrolling interests, and equity	$15,480,206		$14,464,956	$14,105,566	$13,562,190	$12,821,196

(1)
Increase is related to the recognition of a lease liability and corresponding right-of-use asset for our operating leases in which we are a lessee, upon the adoption of a new lease accounting standard on January 1, 2019. As of March 31, 2019, the right-of-use asset and corresponding lease liability aggregated $238.4 million and $244.6 million, respectively. Refer to “Lease Accounting” in the “Definitions and Reconciliations” section of our Supplemental Information for additional information.

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Funds From Operations and Funds From Operations per Share
March 31, 2019
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Net income (loss) attributable to Alexandria’s common stockholders – basic	$123,598	$(31,740)	$208,940	$52,016	$132,387
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—	—	1,301	—	—
Net income (loss) attributable to Alexandria’s common stockholders – diluted	123,598	(31,740)	210,241	52,016	132,387
Depreciation and amortization	134,087	124,990	119,600	118,852	114,219
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(5,419)	(4,252)	(4,044)	(3,914)	(3,867)
Our share of depreciation and amortization from unconsolidated real estate JVs	846	719	1,011	807	644
Gain on sales of real estate	—	(8,704)	—	—	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	—	—	(35,678)	—	—
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	1,026	—	—	—	1,302
Allocation to unvested restricted stock awards	(2,054)	—	(1,312)	(1,042)	(1,548)
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	252,084	81,013	289,818	166,719	243,137
Unrealized (gains) losses on non-real estate investments	(72,206)	94,850	(117,188)	(5,067)	(72,229)
Realized gains on non-real estate investments	—	(6,428)	—	—	(8,252)
Impairment of real estate – land parcels	—	—	—	6,311	—
Impairment of non-real estate investments	—	5,483	—	—	—
Loss on early extinguishment of debt	7,361	—	1,122	—	—
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	—	—	(761)	—	—
Preferred stock redemption charge	2,580	4,240	—	—	—
Removal of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	(1,026)	—	(1,301)	—	(1,302)
Allocation to unvested restricted stock awards	990	(1,138)	1,889	(18)	1,125
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$189,783	$178,020	$173,579	$167,945	$162,479

(1)
Refer to “Weighted-Average Shares of Common Stock Outstanding – Diluted” in the “Definitions and Reconciliations” section of our Supplemental Information for additional information regarding our 7.00% Series D cumulative convertible preferred stock.

(2)
Calculated in accordance with standards established by the Nareit Board of Governors. Refer to “Funds From Operations and Funds From Operations, As Adjusted, Attributable to Alexandria’s Common Stockholders” in the “Definitions and Reconciliations” section of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	10

Funds From Operations and Funds From Operations per Share (continued)
March 31, 2019
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$1.11	$(0.30)	$1.99	$0.51	$1.32
Depreciation and amortization	1.17	1.14	1.11	1.13	1.08
Gain on sale of real estate	—	(0.08)	—	—	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	—	—	(0.34)	—	—
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—	—	—	—	0.01
Allocation to unvested restricted stock awards	(0.02)	—	(0.01)	(0.01)	—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted(2)	2.26	0.76	2.75	1.63	2.41
Unrealized (gains) losses on non-real estate investments	(0.65)	0.89	(1.11)	(0.05)	(0.70)
Realized gains on non-real estate investments	—	(0.06)	—	—	(0.08)
Impairment of real estate – land parcels	—	—	—	0.06	—
Impairment of non-real estate investments	—	0.05	—	—	—
Loss on early extinguishment of debt	0.07	—	0.01	—	—
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	—	—	(0.01)	—	—
Preferred stock redemption charge	0.02	0.04	—	—	—
Removal of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—	—	—	—	(0.01)
Allocation to unvested restricted stock awards	0.01	—	0.02	—	—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.71	$1.68	$1.66	$1.64	$1.62

Weighted-average shares of common stock outstanding(1) for calculations of:
Earnings per share – diluted	111,054	106,033	105,385	102,236	100,125
Funds from operations – diluted, per share	111,635	106,244	105,385	102,236	100,866
Funds from operations – diluted, as adjusted, per share	111,054	106,244	104,641	102,236	100,125

(1)	Refer to footnote 1 on the previous page for additional information.

(2)	Refer to footnote 2 on the previous page for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	11

SUPPLEMENTAL
INFORMATION

Company Profile
March 31, 2019

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $21.8 billion and an asset base in North America of 33.7 million SF as of March 31, 2019. The asset base in North America includes 23.2 million RSF of operating properties and 4.4 million RSF of new Class A properties currently undergoing construction or pre-construction, consisting of 2.1 million RSF of development and redevelopment projects under construction, and 2.3 million RSF undergoing pre‑construction activities. Additionally, the asset base in North America includes 6.1 million SF of intermediate-term and future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science and technology companies through our venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 50% of our annual rental revenue generated from entities with an investment-grade credit rating or are publicly traded large cap tenants. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban life science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science and technology communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive and senior management team consists of 42 individuals, averaging 24 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 19 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Executive Chairman & Founder
Stephen A. Richardson
Co-Chief Executive Officer
Peter M. Moglia
Co-Chief Executive Officer & Co-Chief Investment Officer
Dean A. Shigenaga
Co-President & Chief Financial Officer
Thomas J. Andrews
Co-President & Regional Market Director – Greater Boston
Daniel J. Ryan
Co-Chief Investment Officer & Regional Market Director – San Diego
Jennifer J. Banks
Co-Chief Operating Officer, General Counsel & Corporate Secretary
Lawrence J. Diamond
Co-Chief Operating Officer & Regional Market Director – Maryland
Vincent R. Ciruzzi
Chief Development Officer
John H. Cunningham
Executive Vice President – Regional Market Director – New York City

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	13

Investor Information
March 31, 2019

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101	7.00% Series D preferred stock: ARE PRD	Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	RBC Capital Markets
Jamie Feldman / Jeffrey Spector	Michael Bilerman / Emmanuel Korchman	Anthony Paolone / Patrice Chen	Michael Carroll / Jason Idoine
(646) 855-5808 / (646) 855-1363	(212) 816-1383 / (212) 816-1382	(212) 622-6682 / (212) 622-1893	(440) 715-2649 / (440) 715-2651

Barclays Capital Inc.	Evercore ISI	Mitsubishi UFJ Securities (USA), Inc.	Robert W. Baird & Co. Incorporated
Ross Smotrich / Trevor Young	Sheila McGrath / Wendy Ma	Karin Ford / Ryan Cybart	David Rodgers
(212) 526-2306 / (212) 526-3098	(212) 497-0882 / (212) 497-0870	(212) 405-7249 / (212) 405-6591	(216) 737-7341

BTIG, LLC	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	SMBC Nikko Securities America, Inc.
Tom Catherwood / James Sullivan	Daniel Ismail / Chris Darling	Haendel St. Juste / Zachary Silverberg	Richard Anderson
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 209-9300 / (212) 205-7855	(917) 262-2795

CFRA	JMP Securities – JMP Group, Inc.
Kenneth Leon	Peter Martin
(646) 517-2552	(415) 835-8904

Fixed Income Coverage		Rating Agencies
J.P. Morgan Securities LLC	Wells Fargo & Company	Moody’s Investors Service	S&P Global Ratings
Mark Streeter / Ian Snyder	Thierry Perrein / Kevin McClure	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 834-5086 / (212) 834-3798	(704) 410-3262 / (704) 410-3252		(212) 438-1347 / (212) 438-2508

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Sustainability
March 31, 2019

ALEXANDRIA SUSTAINABILITY

Focus on making a positive and meaningful impact on the health, safety, and well-being of our tenants, stockholders, employees, and the communities in which we live and work.

A LEADER IN GREEN DEVELOPMENT AND COMMITTED TO CONTINUOUS SUSTAINABILITY IMPROVEMENTS

$1 BILLION
Largest REIT Issuer of US Dollar Green Bonds

100%
New Ground-Up Developments Targeting LEED® Gold or Platinum Certification

62
Efficiency Projects on Operating Properties in 2017[(1)]

60
LEED Projects[(2)]
5 | Platinum
43 | Gold
12 | Silver

51%
ARE's Total Annual Rental Revenue From LEED Projects[(2)]

6%
Reduction of Same Property Greenhouse Gas Pollution From 2016 to 2017[(1)]

A LEADER IN HEALTH & WELLNESS

#1
Industry Leading Company in 2018 Fitwel Best in Building Health; Global Ranking in 2018 GRESB Health & Well-Being Module

4
WELL Projects[(3)]
2 | Gold
2 | Silver

19
Fitwel Projects[(4)]
7 | ★★★
8 | ★★
4 | ★

(1)	For the years ended December 31, 2016 and 2017. We expect to disclose data for the year ended December 31, 2018 in 2019.

(2)	Upon completion of 15 projects in process targeting LEED certification.

(3)	Upon completion of three projects in process targeting WELL certification.

(4)	Upon completion of 11 projects in process targeting Fitwel certification.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	15

High-Quality, Diverse, and Innovative Tenants
March 31, 2019

Cash Flows From High-Quality, Diverse, and Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Tenant Mix

Public
Biotechnology
27%
Life Science
Product, Service,
and Device
18%
Multinational
Pharmaceutical
24%
8%
Private
Biotechnology
Institutional
(Academic/Medical,
Non-Profit, and
U.S. Government)
9%
4%
Other
10%
Technology(2)

50%

of ARE’s Total
Annual Rental Revenue(1)

A REIT Industry-Leading Tenant Roster	Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of March 31, 2019.

(2)	Our annual rental revenue from technology tenants consists of:

•	38% from investment-grade credit rated or publicly traded large cap tenants

•	47% from Uber Technologies, Inc., Stripe, Inc., and Pinterest, Inc.

•	15% from all other technology tenants

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	16

Class A Properties in AAA Locations
March 31, 2019

High-Quality Cash Flows From Class A Properties in AAA Locations

Class A Properties in AAA Locations	AAA Locations

San Francisco
25%
New York City
7%
San Diego
16%
Seattle
6%
Maryland
6%
Research Triangle
3%
Other
1%
Greater Boston
36%

77%

of ARE’s
Annual Rental Revenue(1)

Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of March 31, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	17

Occupancy
March 31, 2019

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Solid Historical Occupancy(1)	Occupancy Across Key Locations

97.2%
98.2%
99.8%
98.7%
94.2%
97.7%
97.0%
97.3%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle

96%

Over 10 Years

(1)	Average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of March 31, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	18

Financial and Asset Base Highlights
March 31, 2019
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Selected financial data from consolidated financial statements and related information
Rental revenues	$274,563	$260,102	$255,496	$250,635	$244,485
Tenant recoveries	$80,186	$77,683	$81,051	$72,159	$73,170

Operating margin	72%	71%	71%	72%	71%
Adjusted EBITDA margin	70%	69%	69%	69%	69%
Adjusted EBITDA – quarter annualized	$1,029,944	$968,888	$957,008	$911,284	$914,444
Adjusted EBITDA – trailing 12 months	$966,781	$937,906	$900,032	$854,237	$815,178

Net debt at end of period	$5,565,623	$5,237,538	$5,483,132	$5,326,039	$4,979,254
Net debt to Adjusted EBITDA – quarter annualized	5.4x	5.4x	5.7x	5.8x	5.4x
Net debt to Adjusted EBITDA – trailing 12 months	5.8x	5.6x	6.1x	6.2x	6.1x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.5x	5.5x	5.8x	5.9x	5.5x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.8x	5.7x	6.2x	6.3x	6.2x

Fixed-charge coverage ratio – quarter annualized	4.5x	4.1x	4.1x	4.3x	4.6x
Fixed-charge coverage ratio – trailing 12 months	4.2x	4.2x	4.3x	4.3x	4.3x
Unencumbered net operating income as a percentage of total net operating income	95%	88%	88%	88%	87%

Closing stock price at end of period	$142.56	$115.24	$125.79	$126.17	$124.89
Common shares outstanding (in thousands) at end of period	111,181	111,012	105,804	103,346	100,696
Total equity capitalization at end of period	$15,936,979	$12,879,366	$13,412,222	$13,142,725	$12,682,876
Total market capitalization at end of period	$21,780,482	$18,357,621	$19,096,226	$18,756,830	$17,893,674

Dividend per share – quarter/annualized	$0.97/$3.88	$0.97/$3.88	$0.93/$3.72	$0.93/$3.72	$0.90/$3.60
Dividend payout ratio for the quarter	57%	60%	57%	57%	56%
Dividend yield – annualized	2.7%	3.4%	3.0%	2.9%	2.9%

Amounts related to operating leases:(1)
Operating lease liabilities	$244,601	$—	$—	$—	$—
Rent expense	$4,492	$4,164	$3,999	$3,916	$3,832

General and administrative expenses as a percentage of net operating income – trailing 12 months	9.5%	9.6%	9.5%	9.4%	9.3%

Capitalized interest	$18,509	$19,902	$17,431	$15,527	$13,360
Weighted-average interest rate for capitalization of interest during the period	3.96%	4.01%	4.06%	3.92%	3.91%
(1) Refer to “Lease Accounting” in the “Definitions and Reconciliations” section of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	19

Financial and Asset Base Highlights (continued)
March 31, 2019
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$26,965	$17,923	$20,070	$23,259	$32,631
Amortization of acquired below-market leases	$7,148	$5,350	$5,220	$5,198	$6,170
Straight-line rent expense on ground leases	$246	$272	$272	$252	$240
Stock compensation expense	$11,029	$9,810	$9,986	$7,975	$7,248
Amortization of loan fees	$2,233	$2,401	$2,734	$2,593	$2,543
Amortization of debt premiums	$801	$611	$614	$606	$575
Non-revenue-enhancing capital expenditures:
Building improvements	$2,381	$3,256	$3,032	$2,827	$2,625
Tenant improvements and leasing commissions	$8,709	$11,758	$17,748	$10,686	$2,836

Operating statistics and related information (at end of period)
Number of properties – North America	250	237	235	234	222
RSF – North America (including development and redevelopment projects under construction)	25,323,299	24,587,438	24,196,505	24,007,981	23,066,089
Total square feet – North America	33,688,294	33,097,210	32,186,813	31,976,194	30,240,017
Annual rental revenue per occupied RSF – North America	$49.56	$48.42	$48.36	$48.22	$48.09
Occupancy of operating properties – North America	97.2%	97.3%	97.3%	97.1%	96.6%
Occupancy of operating and redevelopment properties – North America	95.5%	95.1%	94.6%	95.0%	94.3%
Weighted average remaining lease term (in years)	8.4	8.6	8.6	8.6	8.7

Total leasing activity – RSF	1,248,972	1,558,064	696,468	985,996	1,481,164
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	32.9%	17.4%	35.4%	24.0%	16.3%
Rental rate increases (cash basis)	24.3%	11.4%	16.9%	12.8%	19.0%
RSF (included in total leasing activity above)	509,415	650,540	475,863	727,265	234,548

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	2.3%	3.8%	3.4%	4.1%	4.0%
Net operating income increase (cash basis)	10.2%	7.6%	8.9%	6.3%	14.6%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	20

Key Operating Metrics
March 31, 2019

Favorable Lease Structure(1)		Same Property Net Operating Income Growth

Stable cash flows
Percentage of triple net leases	97%
Increasing cash flows
Percentage of leases containing annual rent escalations	95%
Lower capex burden
Percentage of leases providing for the recapture of capital expenditures	96%

Margins(2)		Rental Rate Growth: Renewed/Re-Leased Space

Operating	Adjusted EBITDA
72%	70%

(1)	Percentages calculated based on RSF as of March 31, 2019.

(2)	Represents percentages for the three months ended March 31, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	21

Same Property Performance
March 31, 2019
(Dollars in thousands)

	Three Months Ended		Three Months Ended
Same Property Financial Data	March 31, 2019	Same Property Statistical Data	March 31, 2019
Percentage change over comparable period from prior year:		Number of same properties	196
Net operating income increase	2.3%	Rentable square feet	18,960,703
Net operating income increase (cash basis)	10.2%	Occupancy – current-period average	96.2%
Operating margin	72%	Occupancy – same-period prior-year average	96.4%

	Three Months Ended March 31,
	2019	2018	$ Change	% Change

Income from rentals:
Same properties	$230,275	$224,187	$6,088	2.7%
Non-same properties	44,288	20,298	23,990	118.2
Rental revenues	274,563	244,485	30,078	12.3

Same properties	72,360	69,627	2,733	3.9
Non-same properties	7,826	3,543	4,283	120.9
Tenant recoveries	80,186	73,170	7,016	9.6

Income from rentals	354,749	317,655	37,094	11.7

Same properties	196	62	134	216.1
Non-same properties	3,897	2,422	1,475	60.9
Other income	4,093	2,484	1,609	64.8

Same properties	302,831	293,876	8,955	3.0
Non-same properties	56,011	26,263	29,748	113.3
Total revenues	358,842	320,139	38,703	12.1

Same properties	85,810	81,801	4,009	4.9
Non-same properties	15,691	9,970	5,721	57.4
Rental operations	101,501	91,771	9,730	10.6

Same properties	217,021	212,075	4,946	2.3
Non-same properties	40,320	16,293	24,027	147.5
Net operating income	$257,341	$228,368	$28,973	12.7%

Net operating income – same properties	$217,021	$212,075	$4,946	2.3%
Straight-line rent revenue	(15,328)	(28,178)	12,850	(45.6)
Amortization of acquired below-market leases	(3,099)	(3,614)	515	(14.3)
Net operating income – same properties (cash basis)	$198,594	$180,283	$18,311	10.2%

Refer to “Same Property Comparisons” in the “Definitions and Reconciliations” section of this Supplemental Information for a reconciliation of same properties to total properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	22

Leasing Activity
March 31, 2019
(Dollars per RSF)

	Three Months Ended			Year Ended
	March 31, 2019			December 31, 2018
	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	32.9%		24.3%	24.1%	14.1%
New rates	$43.86		$41.20	$55.05	$52.79
Expiring rates	$33.00		$33.15	$44.35	$46.25
Rentable square footage	509,415			2,088,216
Tenant improvements/leasing commissions	$17.10			$20.61
Weighted-average lease term	6.5 years			6.1 years

Developed/redeveloped/previously vacant space leased
New rates	$64.90		$64.25	$58.45	$48.73
Rentable square footage	739,557			2,633,476
Tenant improvements/leasing commissions	$21.32			$12.57
Weighted-average lease term	11.3 years			11.5 years

Leasing activity summary (totals):
New rates	$56.32		$54.85	$56.94	$50.52
Rentable square footage	1,248,972	(2)		4,721,692
Tenant improvements/leasing commissions	$19.60			$16.13
Weighted-average lease term	9.3 years			9.1 years

Lease expirations(1)
Expiring rates	$32.96		$33.56	$42.98	$45.33
Rentable square footage	647,750			2,811,021

Leasing activity includes 100% of results for each property in which we have an investment in North America and excludes properties classified as held for sale.

(1)	Excludes month-to-month leases aggregating 40,581 RSF and 50,548 RSF as of March 31, 2019, and December 31, 2018, respectively.

(2)
During the three months ended March 31, 2019, we granted tenant concessions/free rent averaging 2.6 months with respect to the 1,248,972 RSF leased. Approximately 66% of the leases executed during the three months ended March 31, 2019, did not include concessions for free rent.

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Contractual Lease Expirations
March 31, 2019

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2019 (2)	859,904	3.8%	$41.57	3.3%
2020	1,754,330	7.8%	$36.68	5.9%
2021	1,538,636	6.8%	$39.76	5.6%
2022	1,865,851	8.3%	$42.69	7.3%
2023	2,341,908	10.4%	$43.64	9.4%
2024	1,940,738	8.6%	$47.59	8.5%
2025	1,593,735	7.1%	$47.56	6.9%
2026	1,194,379	5.3%	$46.56	5.1%
2027	2,209,690	9.8%	$46.97	9.5%
2028	1,514,469	6.7%	$59.36	8.2%
Thereafter	5,726,767	25.4%	$57.73	30.3%

Market	2019 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2020 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases(3)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases(4)	Total

Greater Boston	88,138	127,909	—	20,616	236,663	$55.88	69,673	36,973	—	408,497	515,143	$46.46
San Francisco	22,207	17,086	—	87,812	127,105	40.03	21,699	—	—	260,261	281,960	43.42
New York City	—	6,350	—	2,581	8,931	N/A	—	13,482	—	37,580	51,062	N/A
San Diego	89,469	—	—	134,752	224,221	33.29	679	—	—	285,236	285,915	28.45
Seattle	106,003	—	—	58,841	164,844	45.38	109,969	—	—	33,099	143,068	50.47
Maryland	17,630	—	—	8,022	25,652	22.75	—	10,950	—	244,862	255,812	22.23
Research Triangle	—	—	—	25,889	25,889	18.75	—	22,555	—	69,992	92,547	16.38
Canada	—	—	—	—	—	—	56,847	—	—	42,070	98,917	28.04
Non-cluster markets	—	7,465	—	39,134	46,599	22.50	—	—	—	29,906	29,906	30.73
Total	323,447	158,810	—	377,647	859,904	$41.57	258,867	83,960	—	1,411,503	1,754,330	$36.68
Percentage of expiring leases	38%	18%	—%	44%	100%		15%	5%	—%	80%	100%

(1)	Represents amounts in effect as of March 31, 2019.

(2)	Excludes month-to-month leases aggregating 40,581 RSF as of March 31, 2019.

(3)
Includes 116,556 RSF expiring in June 2019 at 3545 Cray Court in our Torrey Pines submarket, which is under evaluation for options to renovate as a Class A office/laboratory building. Any renovation we may undertake at this property will not be classified as a redevelopment, and as such the property will remain in our same properties. The next largest contractual lease expiration in 2019 is 50,400 RSF in our South San Francisco submarket.

(4)	The largest remaining contractual lease expiration in 2020 is 74,137 RSF in our South San Francisco submarket.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	24

Top 20 Tenants
March 31, 2019
(Dollars in thousands, except average market cap amounts)

79% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term in Years(1)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(2) (in billions)

							Moody’s	S&P
1	Takeda Pharmaceutical Company Ltd.	10.4		606,248	$39,159	3.5%	Baa2	BBB+	$39.1
2	Illumina, Inc.	11.4		891,495	34,830	3.1	—	BBB	$44.6
3	Eli Lilly and Company	10.1		554,089	34,096	3.1	A2	A+	$110.8
4	Sanofi	8.9		494,693	30,347	2.7	A1	AA	$105.8
5	Celgene Corporation(3)	7.1		614,082	28,855	2.6	Baa2	BBB+	$59.0
6	Novartis AG	8.3		336,794	26,343	2.4	A1	AA-	$214.8
7	Merck & Co., Inc.	11.9		454,752	25,439	2.3	A1	AA	$183.6
8	Bristol-Myers Squibb Company(3)	11.1		330,185	24,760	2.2	A2	A+	$88.5
9	Uber Technologies, Inc.	73.7	(4)	422,980	22,205	2.0	—	—	$—
10	bluebird bio, Inc.	7.8		298,387	22,106	2.0	—	—	$7.8
11	Moderna, Inc.	9.6		356,975	19,857	1.8	—	—	$5.9
12	Roche	4.6		372,943	19,718	1.8	Aa3	AA	$210.3
13	New York University	12.1		203,666	19,544	1.8	Aa2	AA-	$—
14	Stripe, Inc.	8.5		295,333	17,736	1.6	—	—	$—
15	Facebook, Inc.	11.4		382,798	17,482	1.6	—	—	$479.0
16	Pfizer Inc.	5.6		416,226	17,437	1.6	A1	AA	$236.2
17	Amgen Inc.	5.0		407,369	16,838	1.5	Baa1	A	$122.9
18	Massachusetts Institute of Technology	6.2		256,126	16,729	1.5	Aaa	AAA	$—
19	United States Government	8.9		264,358	15,434	1.4	Aaa	AA+	$—
20	FibroGen, Inc.	4.6		234,249	14,198	1.3	—	—	$4.5
	Total/weighted average	12.1	(4)	8,193,748	$463,113	41.8%

(1)
Based on aggregate annual rental revenue in effect as of March 31, 2019. Refer to “Annual Rental Revenue” in the “Definitions and Reconciliations” section of this Supplemental Information for additional information on our methodology on annual rental revenue from unconsolidated real estate joint ventures.

(2)
Average daily market capitalization for the 12 months ended March 31, 2019. Refer to “Total Market Capitalization” in the “Definitions and Reconciliations” section of this Supplemental Information for additional information.

(3)
In April 2019, Bristol-Myers Squibb Company’s stockholders approved the acquisition of Celgene Corporation with an expected transaction close during the third quarter of 2019. Bristol-Myers Squibb Company currently leases 106,003 RSF at 1201 Eastlake Avenue East in our Lake Union submarket that expires during the first half of 2019, and we have re-leased 100% of this RSF to an investment-grade institutional research center. Subsequent to the expected close of the transaction during the third quarter of 2019, our annual rental revenue from Bristol-Myers Squibb Company is expected to be approximately 4.4% based on leases in effect as of March 31, 2019.

(4)
Represents a ground lease with Uber Technologies, Inc. at 1455 and 1515 Third Street in our Mission Bay/SoMa submarket. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 9.0 years as of March 31, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	25

Summary of Properties and Occupancy
March 31, 2019
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	6,359,439	40,597	31,858	6,431,894	25%	55	$397,596	36%	$63.64
San Francisco	5,320,933	1,186,348	76,400	6,583,681	26	48	281,135	25	54.38
New York City	1,114,282	—	140,098	1,254,380	5	4	79,093	7	71.88
San Diego	4,829,402	98,000	—	4,927,402	19	61	172,948	16	38.00
Seattle	1,328,332	107,385	—	1,435,717	6	13	65,511	6	50.50
Maryland	2,520,352	258,904	45,097	2,824,353	11	39	68,446	6	28.18
Research Triangle	1,099,863	—	118,863	1,218,726	5	16	28,535	3	26.67
Canada	188,967	—	—	188,967	1	2	4,713	—	26.68
Non-cluster markets	390,179	—	—	390,179	2	11	10,183	1	32.17
Properties held for sale	68,000	—	—	68,000	—	1	2,385	—	N/A
North America	23,219,749	1,691,234	412,316	25,323,299	100%	250	$1,110,545	100%	$49.56
		2,103,550

Summary of occupancy

	Operating Properties			Operating and Redevelopment Properties
Market	3/31/19	12/31/18	3/31/18	3/31/19	12/31/18	3/31/18
Greater Boston	98.2%	98.7%	95.7%	97.7%	98.2%	95.2%
San Francisco	99.8	100.0	99.9	98.4	96.2	98.9
New York City	98.7	98.3	100.0	87.7	87.3	100.0
San Diego	94.2	94.7	95.2	94.2	94.7	91.7
Seattle	97.7	97.7	96.6	97.7	97.7	96.6
Maryland	97.0	96.8	95.7	95.3	94.7	91.2
Research Triangle	97.3	95.4	96.8	87.8	85.9	82.9
Subtotal	97.6	97.6	96.8	95.8	95.3	94.4
Canada	93.5	95.2	99.6	93.5	95.2	99.6
Non-cluster markets	81.1	79.0	78.9	81.1	79.0	78.9
North America	97.2%	97.3%	96.6%	95.5%	95.1%	94.3%

Refer to “Definitions and Reconciliations” in this Supplemental Information for additional information.

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Property Listing
March 31, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating		Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	2,365,487	—	—	2,365,487	10	$162,987	98.9%		98.9%
50, 60, 75/125(1), 100, and 225(1) Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	87,747	97.9		97.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
Alexandria Center® at One Kendall Square	773,108	40,597	—	813,705	10	64,738	98.7	`	98.7
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, 2000, and 399 Binney Street
480 and 500 Arsenal Street	234,260	—	—	234,260	2	10,647	100.0		100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,815	100.0		100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	7,789	100.0		100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	4,014	100.0		100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0		100.0
Cambridge/Inner Suburbs	4,959,510	40,597	—	5,000,107	35	352,357	98.8		98.8
Seaport Innovation District
99 A Street	8,715	—	—	8,715	1	850	100.0		100.0
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	11,037	100.0		100.0
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	285,759	—	31,858	317,617	3	12,328	100.0		90.0
100 Tech Drive	200,431	—	—	200,431	1	8,455	100.0		100.0
19 Presidential Way	144,892	—	—	144,892	1	5,134	96.8		96.8
100 Beaver Street	82,330	—	—	82,330	1	1,311	42.5		42.5
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0		100.0
Route 128	1,083,564	—	31,858	1,115,422	15	39,432	95.2		92.5
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,543	100.0		100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0		100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0		100.0
Route 495	307,650	—	—	307,650	4	4,957	100.0		100.0
Greater Boston	6,359,439	40,597	31,858	6,431,894	55	$397,596	98.2%		97.7%

	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	27

Property Listing (continued)
March 31, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Francisco
Mission Bay/SoMa
1655 and 1725 Third Street(1)	—	593,765	—	593,765	2	$—	N/A	N/A
409 and 499 Illinois Street(1)	455,069	—	—	455,069	2	28,756	100.0%	100.0%
1455 and 1515 Third Street	422,980	—	—	422,980	2	22,205	100.0	100.0
510 Townsend Street	295,333	—	—	295,333	1	17,736	100.0	100.0
88 Bluxome Street	232,470	—	—	232,470	1	3,813	100.0	100.0
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	13,317	100.0	100.0
1500 Owens Street(1)	158,267	—	—	158,267	1	7,681	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	11,041	98.9	98.9
505 Brannan Street	148,146	—	—	148,146	1	12,108	100.0	100.0
260 Townsend Street	66,682	—	—	66,682	1	5,917	100.0	100.0
Mission Bay/SoMa	2,146,685	593,765	—	2,740,450	13	122,574	99.9	99.9
South San Francisco
213, 249, 259, 269, and 279 East Grand Avenue	848,109	71,595	—	919,704	5	43,654	100.0	100.0
Alexandria Technology Center® – Gateway	558,066	—	76,400	634,466	7	27,199	100.0	88.0
600, 630, 650, 681, 701, 901, and 951 Gateway Boulevard
400 and 450 East Jamie Court	163,035	—	—	163,035	2	7,546	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	5,861	98.5	98.5
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	5,497	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,553	98.8	98.8
South San Francisco	2,073,107	71,595	76,400	2,221,102	19	100,929	99.8	96.3
Greater Stanford
Menlo Gateway(1)	251,995	520,988	—	772,983	3	8,373	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
Alexandria PARC	197,498	—	—	197,498	4	10,863	96.8	96.8
2100, 2200, 2300, and 2400 Geng Road
Alexandria Stanford Life Science District	190,270	—	—	190,270	2	13,902	100.0	100.0
3165 and 3170 Porter Drive
960 Industrial Road	110,000	—	—	110,000	1	2,749	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
Shoreway Science Center	82,462	—	—	82,462	2	5,472	100.0	100.0
75 and 125 Shoreway Road
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	2,211	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,796	100.0	100.0
Greater Stanford	1,101,141	520,988	—	1,622,129	16	57,632	99.4	99.4
San Francisco	5,320,933	1,186,348	76,400	6,583,681	48	$281,135	99.8%	98.4%
	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	28

Property Listing (continued)
March 31, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
New York City
New York City
Alexandria Center® for Life Science – New York City	727,674	—	—	727,674	2	$64,070	98.1%	98.1%
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Life Science Factory	36,661	—	140,098	176,759	1	1,017	100.0	20.7
30-02 48th Avenue
New York City	1,114,282	—	140,098	1,254,380	4	79,093	98.7	87.7

San Diego
Torrey Pines
ARE Spectrum	336,461	—	—	336,461	3	17,409	100.0	100.0
3215 Merryfield Row and 3013 and 3033 Science Park Road
ARE Torrey Ridge	294,326	—	—	294,326	3	13,283	89.6	89.6
10578, 10618, and 10628 Science Center Drive
ARE Sunrise	236,635	—	—	236,635	3	8,850	99.7	99.7
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	223,751	—	—	223,751	4	10,613	100.0	100.0
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	3,409	100.0	100.0
Torrey Pines	1,280,235	—	—	1,280,235	15	58,391	97.6	97.6
University Town Center
Campus Pointe by Alexandria	1,067,847	98,000	—	1,165,847	6	36,436	93.3	93.3
9880, 10260, 10290(1), and 10300(1) Campus Point Drive and 4110(1) and 4161 Campus Point Court
5200 Illumina Way	792,687	—	—	792,687	6	28,901	100.0	100.0
ARE Towne Centre	304,046	—	—	304,046	4	8,249	85.9	85.9
9363, 9373, 9393, and 9625(1) Towne Centre Drive
ARE Esplanade	241,963	—	—	241,963	4	10,036	100.0	100.0
4755, 4757, and 4767 Nexus Center Drive and 4796 Executive Drive
University Town Center	2,406,543	98,000	—	2,504,543	20	$83,622	95.2%	95.2%
	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	29

Property Listing (continued)
March 31, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Diego (continued)
Sorrento Mesa
Summers Ridge Science Park	316,531	—	—	316,531	4	$10,843	100.0%	100.0%
9965, 9975, 9985, and 9995 Summers Ridge Road
5810/5820 and 6138/6150 Nancy Ridge Drive	138,970	—	—	138,970	2	2,364	59.2	59.2
10121 and 10151 Barnes Canyon Road	102,392	—	—	102,392	2	2,689	100.0	100.0
ARE Portola	101,857	—	—	101,857	3	3,236	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	—	—	—
Sorrento Mesa	759,811	—	—	759,811	13	21,563	88.1	88.1
Sorrento Valley
3911, 3931, 3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	151,378	—	—	151,378	6	4,157	92.8	92.8
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	2,243	74.6	74.6
Sorrento Valley	273,033	—	—	273,033	12	6,400	84.7	84.7
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,972	100.0	100.0
San Diego	4,829,402	98,000	—	4,927,402	61	172,948	94.2	94.2

Seattle
Lake Union
The Eastlake Life Science Campus by Alexandria – North Campus	519,880	107,385	—	627,265	5	25,577	97.5	97.5
1616 and 1551 Eastlake Avenue East, 188 and 199 East Blaine Street, and 1600 Fairview Avenue East
The Eastlake Life Science Campus by Alexandria – South Campus	206,031	—	—	206,031	2	10,155	100.0	100.0
1201 and 1208 Eastlake Avenue East
400 Dexter Avenue North	290,111	—	—	290,111	1	15,236	100.0	100.0
2301 5th Avenue	197,135	—	—	197,135	1	9,888	97.4	97.4
219 Terry Avenue North	30,705	—	—	30,705	1	1,843	100.0	100.0
Lake Union	1,243,862	107,385	—	1,351,247	10	62,699	98.6	98.6
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	973	63.9	63.9
Elliott Bay	84,470	—	—	84,470	3	2,812	84.3	84.3
Seattle	1,328,332	107,385	—	1,435,717	13	$65,511	97.7%	97.7%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	30

Property Listing (continued)
March 31, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Maryland
Rockville
9800, 9900, 9920, and 9950 Medical Center Drive	383,956	258,904	—	642,860	8	$14,114	95.6%	95.6%
9704, 9708, 9712, and 9714 Medical Center Drive	214,725	—	—	214,725	4	7,862	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,562	100.0	100.0
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,260	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,100	88.6	88.6
5 Research Place	63,852	—	—	63,852	1	2,734	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,087	65.7	65.7
9920 Belward Campus Drive	51,181	—	—	51,181	1	1,568	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
Rockville	1,194,791	258,904	—	1,453,695	22	38,297	96.4	96.4
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,585	—	—	377,585	4	9,526	100.0	100.0
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	269,887	—	45,097	314,984	6	7,043	97.4	83.4
704 Quince Orchard Road(1), 708 Quince Orchard Road, and 19, 20, 21, and 22 Firstfield Road
50 and 55 West Watkins Mill Road	96,915	—	—	96,915	2	2,168	79.4	79.4
401 Professional Drive	63,154	—	—	63,154	1	1,636	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	885,491	—	45,097	930,588	15	22,568	96.9	92.2
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,443	96.6	96.6
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,520,352	258,904	45,097	2,824,353	39	$68,446	97.0%	95.3%
	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	31

Property Listing (continued)
March 31, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Research Triangle
Research Triangle
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,582	93.7%	93.7%
100, 800, and 801 Capitola Drive
Alexandria Center® for AgTech – Research Triangle	56,137	—	118,863	175,000	1	1,588	100.0	32.1
5 Laboratory Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,682	100.0	100.0
Alexandria Innovation Center® – Research Triangle	135,677	—	—	135,677	3	3,707	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,950	96.7	96.7
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,680	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,379	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	479	54.2	54.2
6101 Quadrangle Drive	30,122	—	—	30,122	1	540	100.0	100.0
Research Triangle	1,099,863	—	118,863	1,218,726	16	28,535	97.3	87.8

Canada	188,967	—	—	188,967	2	4,713	93.5	93.5

Non-cluster markets	390,179	—	—	390,179	11	10,183	81.1	81.1

North America, excluding properties held for sale	23,151,749	1,691,234	412,316	25,255,299	249	1,108,160	97.2%	95.5%

Properties held for sale
Canada	68,000	—	—	68,000	1	2,385	100.0%	100.0%

Total – North America	23,219,749	1,691,234	412,316	25,323,299	250	$1,110,545

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	32

Disciplined Management of Ground-Up Developments
March 31, 2019

(1)	Represents developments commenced since January 1, 2008, comprising 31 projects aggregating 7.5 million RSF.

(2)	Represents developments commenced and delivered since January 1, 2008, comprising 23 projects aggregating 5.5 million RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	33

Investments in Real Estate
March 31, 2019
(Dollars in thousands)

	Investments in Real Estate	Square Footage
		Operating	Construction	Pre- Construction	Intermediate-Term	Future	Total
Investments in real estate:
Rental properties – consolidated	$13,272,113	22,248,395	—	—	—	—	22,248,395

New Class A development and redevelopment properties:
2019 deliveries
Consolidated	289,182	684,525	586,796	—	—	—	1,271,321
Unconsolidated(1)	N/A	286,829	1,159,850	—	—	—	1,446,679
2019 deliveries	289,182	971,354	1,746,646	—	—	—	2,718,000

2020 deliveries	415,077	—	356,904	1,539,455	—	—	1,896,359
2021-2022 deliveries	592,654	—	—	1,070,925	3,490,009	—	4,560,934
Future	181,859	—	—	—	—	3,234,786	3,234,786
New Class A development and redevelopment properties	1,478,772	971,354	2,103,550	2,610,380	3,490,009	3,234,786	12,410,079
Value-creation square feet currently included in rental properties(2)	N/A	—	—	(341,634)	(118,715)	(509,831)	(970,180)
Gross investments in real estate	14,750,885	23,219,749	2,103,550	2,268,746	3,371,294	2,724,955	33,688,294
			4,372,296		6,096,249
Less: accumulated depreciation	(2,371,088)
Net investments in real estate – North America	12,379,797
Net investments in real estate – Asia	30,553
Investments in real estate	$12,410,350

(1)
Our share of the cost basis associated with square footage of our unconsolidated properties is classified in investments in unconsolidated real estate joint ventures in our consolidated balance sheets.

(2)	Represents RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of construction as follows:

	Property/Submarket	RSF
	Pre-construction:
	88 Bluxome Street/Mission Bay/SoMa	232,470
	10260 Campus Point Drive/University Town Center	109,164
		341,634
	Intermediate-term:
	99 A Street/Seaport Innovation District	8,715
	960 Industrial Road/Greater Stanford	110,000
		118,715
	Future:
	219 East 42nd Street/New York City	349,947
	4161 Campus Point Court/University Town Center	159,884
		509,831

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	34

New Class A Development and Redevelopment Properties: Recent Deliveries

March 31, 2019

399 Binney Street	279 East Grand Avenue	681 Gateway Boulevard
Greater Boston/Cambridge	San Francisco/South San Francisco	San Francisco/South San Francisco
123,403 RSF	139,810 RSF	66,000 RSF
Rubius Therapeutics, Inc. Relay Therapeutics, Inc. Celsius Therapeutics, Inc.	Verily Life Sciences, LLC insitro, Inc.	Eli Lilly and Company

Alexandria PARC	188 East Blaine Street
San Francisco/Greater Stanford	Seattle/Lake Union
48,547 RSF	90,615 RSF
Workday, Inc.	bluebird bio, Inc. Seattle Cancer Care Alliance Sana Biotechnology, Inc.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	35

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)
March 31, 2019
(Dollars in thousands)

Property/Market/Submarket	Our Ownership Interest	Date Delivered	RSF Placed Into Service				Operating Property Leased Percentage	Total Project		Unlevered Yields
										Initial Stabilized		Initial Stabilized (Cash)
			Prior to 10/1/18	4Q18	1Q19	Total		RSF	Investment
Consolidated development projects
213 East Grand Avenue/San Francisco/South San Francisco	100%	12/31/18	—	300,930	—	300,930	100%	300,930	$256,600	7.4%		6.5%
399 Binney Street/Greater Boston/Cambridge	100%	1/25/19	—	—	123,403	123,403	100%	164,000	$182,000	7.7%	(1)	7.2%	(1)
279 East Grand Avenue/San Francisco/South San Francisco	100%	Various	—	—	139,810	139,810	100%	211,405	$151,000	7.8%		8.1%
188 East Blaine Street/Seattle/Lake Union	100%	3/27/19	—	—	90,615	90,615	100%	198,000	$190,000	6.7%		6.7%

Consolidated redevelopment projects
Alexandria Center® for AgTech, Phase I/Research Triangle/Research Triangle	100%	Various	45,143	8,380	2,614	56,137	100%	175,000	$77,100	7.6%		7.5%
9625 Towne Centre Drive/San Diego/University Town Center	50.1%	11/1/18	—	163,648	—	163,648	100%	163,648	$89,000	7.3%		7.3%
9900 Medical Center Drive/Maryland/Rockville	100%	11/19/18	—	45,039	—	45,039	58%	45,039	$16,800	8.6%		8.4%
681 Gateway Boulevard/San Francisco/South San Francisco	100%	3/1/19	—	—	66,000	66,000	100%	142,400	$108,000	8.5%		7.9%
Alexandria PARC/San Francisco/Greater Stanford	100%	3/29/19	—	—	48,547	48,547	100%	197,498	$152,600	7.3%		6.2%

Unconsolidated joint venture redevelopment project (RSF represents 100%; dollars and yields represent our share)
704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	Various	—	4,762	10,250	15,012	100%	79,931	$13,300	8.9%		8.8%
Total			45,143	522,759	481,239	1,049,141				7.5%		7.1%

(1)
Improvements in initial stabilized yield and initial stabilized yield (cash) of 40 bps and 50 bps, respectively, were driven by the leasing of space at higher rental rates than those underwritten at acquisition.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	36

New Class A Development and Redevelopment Properties: 2019 Deliveries

March 31, 2019

399 Binney Street	266 and 275 Second Avenue	1655 and 1725 Third Street	279 East Grand Avenue	681 Gateway Boulevard
Greater Boston/Cambridge	Greater Boston/Route 128	San Francisco/Mission Bay/SoMa	San Francisco/South San Francisco	San Francisco/South San Francisco
40,597 RSF	31,858 RSF	593,765 RSF	71,595 RSF	76,400 RSF
Rubius Therapeutics, Inc.	Blossom Innovations, LLC Multi-Tenant/Marketing	Uber Technologies, Inc.	Verily Life Sciences, LLC insitro, Inc.	Twist Bioscience Corporation Multi-Tenant/Marketing

Menlo Gateway	Alexandria Life Science Factory	188 East Blaine Street	704 Quince Orchard Road	Alexandria Center® for AgTech, Phase I
San Francisco/Greater Stanford	New York City/New York City	Seattle/Lake Union	Maryland/Gaithersburg	Research Triangle/Research Triangle
520,988 RSF	140,098 RSF	107,385 RSF	45,097 RSF	118,863 RSF
Facebook, Inc.	Multi-Tenant/Marketing	Alpine Immune Sciences Inc. Multi-Tenant/Marketing	Multi-Tenant/Marketing	Arysta LifeScience Inc. StrideBio, Inc. GreenLight Biosciences, Inc.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	37

New Class A Development and Redevelopment Properties: 2019 Deliveries (continued)
March 31, 2019
(Dollars in thousands)

Property/Market/Submarket	Dev/Redev	Square Footage			Percentage		Project Start	Occupancy(1)
		In Service	CIP	Total	Leased	Leased/Negotiating		Initial	Stabilized
Consolidated projects
266 and 275 Second Avenue/Greater Boston/Route 128	Redev	171,899	31,858	203,757	91%	100%	3Q17	1Q18	2019
Alexandria Center® for AgTech, Phase I/Research Triangle/Research Triangle(2)	Redev	56,137	118,863	175,000	97	100	2Q17	2Q18	2019
399 Binney Street/Greater Boston/Cambridge	Dev	123,403	40,597	164,000	98	98	4Q17	1Q19	2019
279 East Grand Avenue/San Francisco/South San Francisco	Dev	139,810	71,595	211,405	100	100	4Q17	1Q19	2020
188 East Blaine Street/Seattle/Lake Union	Dev	90,615	107,385	198,000	67	68	2Q18	1Q19	2020
681 Gateway Boulevard/San Francisco/South San Francisco	Redev	66,000	76,400	142,400	89	100	3Q18	1Q19	2019
Alexandria Life Science Factory/New York City/New York City	Redev	36,661	140,098	176,759	21	21	4Q18	4Q19	2020
		684,525	586,796	1,271,321

Unconsolidated joint venture projects(3)
(amounts represent 100%)
704 Quince Orchard Road/Maryland/Gaithersburg	Redev	34,834	45,097	79,931	48	48	1Q18	4Q18	2019
Menlo Gateway/San Francisco/Greater Stanford	Dev	251,995	520,988	772,983	100	100	4Q17	4Q19	4Q19
1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	Dev	—	593,765	593,765	100	100	1Q18	4Q19	4Q19
		286,829	1,159,850	1,446,679
2019 deliveries		971,354	1,746,646	2,718,000	89%	91%

	Our Ownership Interest			Cost to Complete			Unlevered Yields
Property/Market/Submarket		In Service	CIP	Construction Loan	ARE Funding	Total at Completion	Initial Stabilized		Initial Stabilized (Cash)

Consolidated projects
266 and 275 Second Avenue/Greater Boston/Route 128	100%	$72,988	$12,227	$—	$3,785	$89,000	8.4%		7.1%
Alexandria Center® for AgTech, Phase I/Research Triangle/Research Triangle(2)	100%	19,671	39,128	—	18,301	77,100	7.6		7.5
399 Binney Street/Greater Boston/Cambridge	100%	134,890	35,467	—	11,643	182,000	7.7	(4)	7.2	(4)
279 East Grand Avenue/San Francisco/South San Francisco	100%	74,251	36,730	—	40,019	151,000	7.8		8.1
188 East Blaine Street/Seattle/Lake Union	100%	58,868	61,699	—	69,433	190,000	6.7		6.7
681 Gateway Boulevard/San Francisco/South San Francisco	100%	26,391	40,115	—	41,494	108,000	8.5		7.9
Alexandria Life Science Factory/New York City/New York City	100%	16,031	63,816	—	104,453	184,300	5.5		5.6
		403,090	289,182	—	289,128	981,400

Unconsolidated joint venture projects(3)
(amounts represent our share)
704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	3,718	4,353	4,407	822	13,300	8.9		8.8
Menlo Gateway/San Francisco/Greater Stanford	44.5%	115,991	184,977	83,707	45,325	430,000	6.9		6.3
1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10.0%	—	60,488	15,648	1,864	78,000	7.8		6.0
		119,709	249,818	103,762	48,011	521,300
2019 deliveries		$522,799	$539,000	$103,762	$337,139	$1,502,700	7.2%		6.8%

(1)	Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.

(2)
New strategic collaborative campus, Alexandria Center® for AgTech – Research Triangle consists of Phase I at 5 Laboratory Drive, including campus amenities, and Phase II at 9 Laboratory Drive. 5 Laboratory Drive includes the high-quality LaunchLabs and amenities to create a dynamic ecosystem to accelerate discovery and commercialization.

(3)	Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.

(4)
Improvements in initial stabilized yield and initial stabilized yield (cash) of 40 bps and 50 bps, respectively, were driven by the leasing of space at higher rental rates than those underwritten at acquisition.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	38

New Class A Development and Redevelopment Properties: Projected 2020 Deliveries and Pre-Construction Projects

March 31, 2019

88 Bluxome Street	201 Haskins Way	Alexandria District for Science and Technology(1)	3115 Merryfield Row	9880 and 10260 Campus Point Drive
San Francisco/Mission Bay/SoMa	San Francisco/South San Francisco	San Francisco/Greater Stanford	San Diego/Torrey Pines	San Diego/University Town Center
1,070,925 RSF	280,000 RSF	530,000 RSF	87,000 RSF	274,455 RSF

1165 Eastlake Avenue East	9800 Medical Center Drive	9950 Medical Center Drive	8 Davis Drive	Alexandria Center® for AgTech, Phase II
Seattle/Lake Union	Maryland/Rockville	Maryland/Rockville	Research Triangle/Research Triangle	Research Triangle/Research Triangle
106,000 RSF	174,640 RSF	84,264 RSF	200,000 RSF	160,000 RSF

(1)	Campus includes 825 and 835 Industrial Road.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	39

New Class A Development and Redevelopment Properties: Projected 2020 Deliveries and Pre-Construction Projects (continued)
March 31, 2019
(Dollars in thousands)

		Square Footage
Property/Market/Submarket	Dev/ Redev	CIP			Percentage					Occupancy
		Construction	Pre-Construction	Total	Leased		Leased/Negotiating		Project Start	Initial		Stabilized
Active construction projects
9880 and 10260 Campus Point Drive/San Diego/University Town Center(1)	Dev/Redev	98,000	176,455	274,455	67%	(2)	67%	(2)	1Q19	2020		2022
9800 Medical Center Drive/Maryland/Rockville	Dev	174,640	—	174,640	82		82		1Q19	2020		2020
9950 Medical Center Drive/Maryland/Rockville	Dev	84,264	—	84,264	100		100		1Q19	2020		2020
		356,904	176,455	533,359	77%		77%
Marketing and pre-construction projects
201 Haskins Way/San Francisco/South San Francisco	Dev	—	280,000	280,000
Alexandria District for Science and Technology/San Francisco/Greater Stanford	Dev	—	530,000	530,000
3115 Merryfield Row/San Diego/Torrey Pines	Dev	—	87,000	87,000
1165 Eastlake Avenue East/Seattle/Lake Union	Dev	—	106,000	106,000
8 Davis Drive/Research Triangle/Research Triangle	Dev	—	200,000	200,000
Alexandria Center® for AgTech, Phase II/Research Triangle/Research Triangle(3)	Dev	—	160,000	160,000
		—	1,363,000	1,363,000
2020 deliveries		356,904	1,539,455	1,896,359

Key pre-leased pre-construction project
88 Bluxome Street/San Francisco/Mission Bay/SoMa	Dev	—	1,070,925	1,070,925	58%		58%		(4)	TBD	(4)	TBD	(4)
		356,904	2,610,380	2,967,284

	Our Ownership Interest		Cost to Complete		Unlevered Yields
Property/Market/Submarket		CIP	ARE Funding	Total at Completion	Initial Stabilized		Initial Stabilized (Cash)

Active construction projects
9880 and 10260 Campus Point Drive/San Diego/University Town Center(1)	100%	$116,539	$138,461	$255,000	6.3%	(5)	6.4%	(5)
9800 Medical Center Drive/Maryland/Rockville	100%	18,311	77,089	95,400	7.7%		7.2%
9950 Medical Center Drive/Maryland/Rockville	100%	6,513	47,787	54,300	7.3%		6.8%
		141,363	$263,337	$404,700
Marketing and pre-construction projects
201 Haskins Way/San Francisco/South San Francisco	100%	59,691
Alexandria District for Science and Technology/San Francisco/Greater Stanford	100%	156,424
3115 Merryfield Row/San Diego/Torrey Pines	100%	30,294
1165 Eastlake Avenue East/Seattle/Lake Union	100%	22,166
8 Davis Drive/Research Triangle/Research Triangle	100%	2,955
Alexandria Center® for AgTech, Phase II/Research Triangle/Research Triangle(3)	100%	2,184
		273,714
2020 deliveries		$415,077

(1)
9880 Campus Point Drive previous R&D building was demolished for the development of GradLabs™, a highly flexible, first-of-its-kind life science platform designed to provide post-seed-stage life science companies with turnkey, fully furnished office/laboratory suites and an accelerated, scalable path for growth. As of March 31, 2019, the property continues to be included in our same property performance results. Refer to “Same Property Comparison” in the “Definitions and Reconciliations” section of this Supplemental Information for additional information.

(2)	9880 Campus Point Drive, aggregating 98,000 RSF, is 7% leased and 10260 Campus Point Drive, aggregating 176,455 RSF, is 100% pre-leased, resulting in 67% total leased.

(3)	New strategic collaborative campus, Alexandria Center® for AgTech – Research Triangle consists of Phase I at 5 Laboratory Drive and campus amenities, and Phase II at 9 Laboratory Drive.

(4)
Pinterest has signed a lease for 488,899 RSF at 88 Bluxome Street, an approximately 1.1 million RSF mixed-used campus development project in the heart of the Central SoMa neighborhood. We are currently seeking entitlements to bring a transformative, community-focused development that represents a meaningful opportunity to create a new destination that will revitalize the neighborhood and stimulate innovation and job growth in SoMa.

(5)
Represents Campus Pointe by Alexandria campus yields excluding 4161 and 4110 Campus Point Court, which are expected to be taken out of service over the next few years and undergo future value-creation development and redevelopment activities.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	40

New Class A Development and Redevelopment Properties: Summary of Pipeline
March 31, 2019
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Projected Deliveries
			2019	2020		2021–2022				Future
			Construction	Construction	Pre-Construction	Pre-Construction		Intermediate- Term				Total
Greater Boston
Undergoing construction or pre-construction
399 Binney Street (Alexandria Center® at One Kendall Square)/Cambridge	100%	$35,467	40,597	—	—	—		—		—		40,597
266 and 275 Second Avenue/Route 128	100%	12,227	31,858	—	—	—		—		—		31,858
325 Binney Street/Cambridge	100%	102,230	—	—	—	—		208,965	(1)	—		208,965
99 A Street/Seaport Innovation District	97.2%	36,655	—	—	—	—		235,000	(2)	—		235,000
215 Presidential Way/Route 128	100%	5,455	—	—	—	—		130,000		—		130,000
231 Second Avenue/Route 128	100%	1,251	—	—	—	—		32,000		—		32,000
Future development
Alexandria Technology Square®/Cambridge	100%	7,787	—	—	—	—		—		100,000		100,000
100 Tech Drive/Route 128	100%	—	—	—	—	—		—		300,000		300,000
10 Necco Street/Seaport Innovation District	100%	82,033	—	—	—	—		—		175,000		175,000
Other value-creation projects	100%	7,618	—	—	—	—		—		225,599		225,599
		290,723	72,455	—	—	—		605,965		800,599		1,479,019
San Francisco
Undergoing construction or pre-construction
1655 and 1725 Third Street/Mission Bay/SoMa	10.0%	(3)	593,765	—	—	—		—		—		593,765
279 East Grand Avenue/South San Francisco	100%	36,730	71,595	—	—	—		—		—		71,595
681 Gateway Boulevard/South San Francisco	100%	40,115	76,400	—	—	—		—		—		76,400
Menlo Gateway/Greater Stanford	44.5%	(3)	520,988	—	—	—		—		—		520,988
201 Haskins Way/South San Francisco	100%	59,691	—	—	280,000	—		—		—		280,000
Alexandria District for Science and Technology/ Greater Stanford	100%	156,424	—	—	530,000	—		—		—		530,000
88 Bluxome Street/Mission Bay/SoMa	100%	182,132	—	—	—	1,070,925	(2)	—		—		1,070,925
505 Brannan Street, Phase II/Mission Bay/SoMa	99.7%	16,925	—	—	—	—		165,000		—		165,000
960 Industrial Road/Greater Stanford	100%	84,843	—	—	—	—		533,000	(2)	—		533,000
Future development
East Grand Avenue/South San Francisco	100%	5,988	—	—	—	—		—		90,000		90,000
Other value-creation projects	100%	39,561	—	—	—	—		418,000		25,000		443,000
		622,409	1,262,748	—	810,000	1,070,925		1,116,000		115,000		4,374,673
New York City
Undergoing construction or pre-construction
Alexandria Life Science Factory/New York City	100%	63,816	140,098	—	—	—		—		—		140,098
Alexandria Center® for Life Science – New York City/New York City	100%	17,587	—	—	—	—		550,000		—		550,000
Future redevelopment
219 East 42nd Street/New York City	100%	—	—	—	—	—		—		579,947	(4)	579,947
		$81,403	140,098	—	—	—		550,000		579,947		1,270,045
(1)    We are seeking additional entitlements to increase the density of the site from its current 208,965 RSF.
(2)    Represents total square footage upon completion of development of a new Class A property. RSF presented includes RSF of buildings currently in operation that will be demolished upon commencement of construction.
(3)    This property is held by an unconsolidated real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information on our ownership interest.
(4)    Includes 349,947 RSF in operation with an opportunity to either convert the existing office space into office/laboratory space through future redevelopment or to expand the building by an additional 230,000 RSF through ground-up development. The building is currently occupied by Pfizer Inc. with a remaining lease term of six years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	41

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2019
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Projected Deliveries
			2019	2020			2021–2022		Future
			Construction	Construction	Pre-Construction		Pre-Construction	Intermediate- Term			Total
San Diego
Undergoing construction or pre-construction
Campus Pointe by Alexandria/University Town Center	(1)	$129,270	—	98,000	176,455	(2)	—	230,000	—		504,455
3115 Merryfield Row/Torrey Pines	100%	30,294	—	—	87,000		—	—	—		87,000
5200 Illumina Way/University Town Center	100%	11,718	—	—	—		—	386,044	—		386,044
Townsgate by Alexandria/Del Mar Heights	100%	18,282	—	—	—		—	125,000	—		125,000
Future development
Campus Pointe by Alexandria/University Town Center	(1)	43,934	—	—	—		—	—	290,283	(3)	290,283
Vista Wateridge/Sorrento Mesa	100%	4,022	—	—	—		—	—	163,000		163,000
Other value-creation projects	100%	5,931	—	—	—		—	—	222,895		222,895
		243,451	—	98,000	263,455		—	741,044	676,178		1,778,677
Seattle
Undergoing construction or pre-construction
188 East Blaine Street/Lake Union	100%	61,699	107,385	—	—		—	—	—		107,385
1165 Eastlake Avenue East/Lake Union	100%	22,166	—	—	106,000		—	—	—		106,000
1150 Eastlake Avenue East/Lake Union	100%	24,995	—	—	—		—	260,000	—		260,000
701 Dexter Avenue North/Lake Union	100%	38,289	—	—	—		—	217,000	—		217,000
		147,149	107,385	—	106,000		—	477,000	—		690,385
Maryland
Undergoing construction or pre-construction
704 Quince Orchard Road/Gaithersburg	56.8%	(4)	45,097	—	—		—	—	—		45,097
9800 Medical Center Drive/Rockville	100%	18,311	—	174,640	—		—	—	—		174,640
9950 Medical Center Drive/Rockville	100%	6,513	—	84,264	—		—	—	—		84,264
Future development
9800 Medical Center Drive/Rockville	100%	1,215	—	—	—		—	—	64,000		64,000
		26,039	45,097	258,904	—		—	—	64,000		368,001
Research Triangle
Undergoing construction or pre-construction
Alexandria Center® for AgTech, Phase I/ Research Triangle	100%	39,128	118,863	—	—		—	—	—		118,863
Alexandria Center® for AgTech, Phase II/ Research Triangle	100%	2,184	—	—	160,000		—	—	—		160,000
8 Davis Drive/Research Triangle	100%	2,955	—	—	200,000		—	—	—		200,000
Future development
6 Davis Drive/Research Triangle	100%	15,394	—	—	—		—	—	800,000		800,000
Other value-creation projects	100%	4,149	—	—	—		—	—	76,262		76,262
		63,810	118,863	—	360,000		—	—	876,262		1,355,125
Other value-creation projects	100%	3,788	—	—	—		—	—	122,800		122,800
		$1,478,772	1,746,646	356,904	1,539,455		1,070,925	3,490,009	3,234,786		11,438,725	(5)

(1)	Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information on our ownership interest.

(2)
RSF represent our future redevelopment and expansion opportunities at 10260 Campus Point Drive property, which includes 109,164 RSF of the building currently in operation that will be redeveloped and expanded into a 176,455 RSF Class A building.

(3)
Includes RSF of our building at 4161 Campus Point Court. Upon expiration of the existing lease, 4161 Campus Point Court will be demolished to support future development aggregating 201,900 RSF through one or more Class A buildings at our Campus Pointe by Alexandria campus.

(4)
This property is held by an unconsolidated real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information on our ownership interest.

(5)
Total RSF includes 970,180 RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. Refer to footnote 2 in “Investments in Real Estate” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	42

Construction Spending
March 31, 2019
(Dollars in thousands, except per RSF amounts)

Three Months Ended
Construction Spending	March 31, 2019
Additions to real estate – consolidated projects	$241,049
Investments in unconsolidated real estate joint ventures	52,634
Contributions from noncontrolling interests	(5,025)
Construction spending (cash basis)(1)	288,658
Change in accrued construction	9,939
Construction spending for the three months ended March 31, 2019	298,597
Projected construction spending for the nine months ended December 31, 2019	1,001,403
Guidance mid-point	$1,300,000

Year Ending
Projected Construction Spending	December 31, 2019
Development, redevelopment, and pre-construction projects	$1,041,000
Investments in unconsolidated real estate joint ventures	102,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(22,000)
Generic laboratory infrastructure/building improvement projects	150,000
Non-revenue-enhancing capital expenditures and tenant improvements	29,000
Guidance mid-point	$1,300,000

Non-Revenue-Enhancing Capital Expenditures(2)	Three Months Ended		Recent Average per RSF(3)
	March 31, 2019
	Amount	Per RSF
Non-revenue-enhancing capital expenditures	$2,381	$0.11	$0.49

Tenant improvements and leasing costs:
Re-tenanted space	$7,910	$22.96	$21.47
Renewal space	799	4.85	12.62
Total tenant improvements and leasing costs/weighted average	$8,709	$17.10	$16.45

(1)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures.

(2)	Excludes amounts that are recoverable from tenants, related to revenue-enhancing capital expenditures, or related to properties that have undergone redevelopment.

(3)	Represents the average of 2015 to 2018 and the three months ended March 31, 2019, annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	43

Joint Venture Financial Information
March 31, 2019
(Dollars in thousands)

Consolidated Real Estate Joint Ventures (controlled by us through contractual rights or majority voting rights)		Unconsolidated Real Estate Joint Ventures (controlled jointly or by our JV partners through contractual rights or majority voting rights)
Property/Market/Submarket	Noncontrolling Interest Share(1)	Property/Market/Submarket	Our Ownership Share(2)
75/125 Binney Street/Greater Boston/Cambridge	60.0%	1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10.0%
225 Binney Street/Greater Boston/Cambridge	70.0%	Menlo Gateway/San Francisco/Greater Stanford	44.5%	(3)
409 and 499 Illinois Street/San Francisco/Mission Bay/SoMa	40.0%	1401/1413 Research Boulevard/Maryland/Rockville	65.0%	(4)
1500 Owens Street/San Francisco/Mission Bay/SoMa	49.9%	704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	(4)
Campus Pointe by Alexandria/San Diego/University Town Center(5)	45.0%
9625 Towne Centre Drive/San Diego/University Town Center	49.9%

	As of March 31, 2019
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$719,546	$390,774
Cash and cash equivalents	24,686	5,128
Restricted cash	—	99
Other assets	69,616	28,727
Secured notes payable (refer to page 49)	—	(102,421)
Other liabilities	(25,511)	(31,902)
Redeemable noncontrolling interests	(10,889)	—
	$777,448	$290,405

	Three Months Ended March 31, 2019
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Total revenues	$17,805	$2,821
Rental operations	(4,910)	(567)
	12,895	2,254
General and administrative	(34)	(32)
Interest	—	(230)
Depreciation and amortization	(5,419)	(846)
Fixed returns allocated to redeemable noncontrolling interests(6)	217	—
	$7,659	$1,146

Straight-line rent and below-market lease revenue	$(1,022)	$453
Funds from operations	$13,078	$1,992

(1)	In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in four other joint ventures in North America.

(2)	In addition to the unconsolidated real estate joint ventures listed, we hold one other insignificant unconsolidated real estate joint venture in North America.

(3)	As of March 31, 2019, we have a 44.5% ownership interest in Menlo Gateway and expect our ownership to increase to 49% through future funding of construction costs in 2019.

(4)	Represents our ownership interest; our voting interest is limited to 50%.

(5)	Includes only 10290 and 10300 Campus Point Drive and 4110 Campus Point Court in our University Town Center submarket.

(6)
Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	44

Investments
March 31, 2019
(Dollars in thousands)

We present our equity investments at fair value whenever fair value or net asset value (“NAV”) is readily available. Adjustments for our limited partnership investments represent changes in reported NAV as a practical expedient to estimate fair value. For investments without readily available fair values, we adjust the carrying amount whenever such investments have an observable price change and further adjustments are not made until another price change, if any, is observed. Refer to “Investments” in the “Definitions and Reconciliations” section of this Supplemental Information for additional information.

	Three Months Ended	Year Ended
	March 31, 2019	December 31, 2018
Realized gains	$11,350	$37,129 (1)
Unrealized gains	72,206	99,634
Investment income	$83,556	$136,763

Investments	Cost	Adjustments	Carrying Amount
Fair value:
Publicly traded companies	$127,760	$97,194	$224,954
Entities that report NAV	223,986	145,616	369,602

Entities that do not report NAV:
Entities with observable price changes	42,865	69,551	112,416
Entities without observable price changes	293,932	—	293,932
March 31, 2019	$688,543	$312,361	$1,000,904

December 31, 2018	$652,109	$240,155	$892,264

(1)
Includes realized gains of $14.7 million related to two publicly traded non-real estate investments and impairment of $5.5 million primarily related to one privately held non-real estate investment. Excluding these gains and impairment, our realized gains on non-real estate investments were $27.9 million for the year ended December 31, 2018.

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

315	$1.0B
Holdings	Total Carrying Amount
$2.2M	$688.5M
Average Cost	Total Cost

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	45

Key Credit Metrics
March 31, 2019

Net Debt to Adjusted EBITDA(1)	Net Debt and Preferred Stock to Adjusted EBITDA(1)

Fixed-Charge Coverage Ratio(1)	Liquidity(2)

	$2.7B

	(in millions)
	Availability under our $2.2 billion unsecured senior line of credit	$2,200
	Cash, cash equivalents, and restricted cash	316
	Investments in publicly traded companies	225
		$2,741

(1)	Quarter annualized.

(2)	As of March 31, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	46

Summary of Debt
March 31, 2019

Debt maturities chart
(In millions)

Fixed-rate/hedged and unhedged variable-rate debt
(Dollars in thousands)

	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$356,461	$—	$356,461	6.1%	3.58%	4.8
Unsecured senior notes payable	5,139,500	—	5,139,500	88.0	4.16	7.5
$2.2 billion unsecured senior line of credit	—	—	—	—	N/A	4.8
Unsecured senior bank term loan	347,542	—	347,542	5.9	3.62	4.8
Total/weighted average	$5,843,503	$—	$5,843,503	100.0%	4.09%	7.2
Percentage of total debt	100%	—	100%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	47

Summary of Debt (continued)
March 31, 2019
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)	Maturity Date(2)	Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
				2019	2020	2021	2022	2023	Thereafter
Secured notes payable
San Diego	4.66%	4.90%	1/1/23	$1,266	$1,763	$1,852	$1,942	$26,259	$—	$33,082	$(247)	$32,835
Greater Boston	3.93%	3.19	3/10/23	1,135	1,566	1,628	1,693	74,517	—	80,539	2,170	82,709
Greater Boston	4.82%	3.40	2/6/24	2,291	3,206	3,395	3,564	3,742	183,527	199,725	12,939	212,664
San Francisco	4.14%	4.42	7/1/26	—	—	—	—	—	28,200	28,200	(698)	27,502
San Francisco	6.50%	6.50	7/1/36	23	25	26	28	30	619	751	—	751
Secured debt weighted-average interest rate/subtotal	4.55%	3.58		4,715	6,560	6,901	7,227	104,548	212,346	342,297	14,164	356,461

$2.2 billion unsecured senior line of credit	L+0.825%	N/A	1/28/24	—	—	—	—	—	—	—	—	—
Unsecured senior bank term loan	L+0.90%	3.62	1/28/24	—	—	—	—	—	350,000	350,000	(2,458)	347,542
Unsecured senior notes payable	2.75%	2.96	1/15/20	—	400,000	—	—	—	—	400,000	(649)	399,351
Unsecured senior notes payable	4.60%	4.75	4/1/22	—	—	—	550,000	—	—	550,000	(1,953)	548,047
Unsecured senior notes payable	3.90%	4.04	6/15/23	—	—	—	—	500,000	—	500,000	(2,507)	497,493
Unsecured senior notes payable – green bonds	4.00%	4.03	1/15/24	—	—	—	—	—	650,000	650,000	(711)	649,289
Unsecured senior notes payable	3.45%	3.62	4/30/25	—	—	—	—	—	600,000	600,000	(5,312)	594,688
Unsecured senior notes payable	4.30%	4.50	1/15/26	—	—	—	—	—	300,000	300,000	(3,296)	296,704
Unsecured senior notes payable – green bonds	3.80%	3.96	4/15/26	—	—	—	—	—	350,000	350,000	(3,441)	346,559
Unsecured senior notes payable	3.95%	4.13	1/15/27	—	—	—	—	—	350,000	350,000	(3,917)	346,083
Unsecured senior notes payable	3.95%	4.07	1/15/28	—	—	—	—	—	425,000	425,000	(3,714)	421,286
Unsecured senior notes payable	4.50%	4.60	7/30/29	—	—	—	—	—	300,000	300,000	(2,290)	297,710
Unsecured senior notes payable	4.70%	4.81	7/1/30	—	—	—	—	—	450,000	450,000	(4,178)	445,822
Unsecured senior notes payable	4.85%	4.93	4/15/49	—	—	—	—	—	300,000	300,000	(3,532)	296,468
Unsecured debt weighted average/subtotal		4.13		—	400,000	—	550,000	500,000	4,075,000	5,525,000	(37,958)	5,487,042
Weighted-average interest rate/total		4.09%		$4,715	$406,560	$6,901	$557,227	$604,548	$4,287,346	$5,867,297	$(23,794)	$5,843,503

Balloon payments				$—	$400,000	$—	$550,000	$600,487	$4,286,421	$5,836,908	$—	$5,836,908
Principal amortization				4,715	6,560	6,901	7,227	4,061	925	30,389	(23,794)	6,595
Total debt				$4,715	$406,560	$6,901	$557,227	$604,548	$4,287,346	$5,867,297	$(23,794)	$5,843,503

Fixed-rate/hedged variable-rate debt				$4,715	$406,560	$6,901	$557,227	$604,548	$4,287,346	$5,867,297	$(23,794)	$5,843,503
Unhedged variable-rate debt				—	—	—	—	—	—	—	—	—
Total debt				$4,715	$406,560	$6,901	$557,227	$604,548	$4,287,346	$5,867,297	$(23,794)	$5,843,503

Weighted-average stated rate on maturing debt				N/A	2.75%	N/A	4.60%	3.94%	4.08%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

(2)	Reflects any extension options that we control.

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Summary of Debt (continued)
March 31, 2019
(Dollars in thousands)

Unconsolidated real estate joint ventures’ debt
						100% at JV Level
Unconsolidated Joint Venture	Our Share		Maturity Date	Stated Interest Rate	Interest Rate(1)	Debt Balance(2)	Remaining Commitments
1401/1413 Research Boulevard	65.0%		5/17/20	L+2.50%	5.97%	$22,364	$6,315
1655 and 1725 Third Street	10.0%		6/29/21	L+3.70%	6.19%	204,830	170,170
704 Quince Orchard Road	56.8%		3/16/23	L+1.95%	4.68%	6,020	8,833
Menlo Gateway, Phase II	44.5%	(3)	5/1/35	4.53%	N/A	—	157,270
Menlo Gateway, Phase I	44.5%	(3)	8/10/35	4.15%	4.18%	143,940	408
						$377,154	$342,996

(1)	Includes interest expense and amortization of loan fees for the three months ended March 31, 2019.

(2)	Represents outstanding principal, net of unamortized deferred financing costs, as of March 31, 2019.

(3)	Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information on our ownership interest.

Debt covenants
Debt Covenant Ratios(1)	Unsecured Senior Notes Payable		$2.2 Billion Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loan
	Requirement	March 31, 2019	Requirement	March 31, 2019
Total Debt to Total Assets	≤ 60%	34%	≤ 60.0%	28.4%
Secured Debt to Total Assets	≤ 40%	2%	≤ 45.0%	1.7%
Consolidated EBITDA to Interest Expense	≥ 1.5x	5.9x	≥ 1.50x	3.97x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	272%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	6.43x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements. EBITDA is not calculated pursuant to the definition set forth by the SEC in Exchange Act Release No. 47226.

Interest rate swap agreements
Effective Date	Maturity Date	Number of Contracts	Weighted-Average Interest Pay Rate(1)	Fair Value as of	Notional Amount in Effect as of
				3/31/19	3/31/19	12/31/19
March 29, 2019	March 31, 2020	1	1.89%	$494	$100,000	$100,000
March 29, 2019	March 31, 2020	3	2.84%	(1,143)	250,000	250,000
Total				$(649)	$350,000	$350,000

(1)
In addition to the interest pay rate for each swap agreement, interest is payable at an applicable margin over LIBOR for borrowings outstanding as of March 31, 2019, as listed under the column heading “Stated Rate” in our summary table of outstanding indebtedness and respective principal payments on the previous page.

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Definitions and Reconciliations
March 31, 2019

This section contains additional information for sections throughout this Supplemental Information package and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss) and revenues, the most directly comparable financial measures calculated and presented in accordance with GAAP, to Adjusted EBITDA and revenues, as adjusted, respectively:

	Three Months Ended
(Dollars in thousands)	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Net income (loss)	$136,818	$(18,631)	$219,359	$60,547	$141,518
Interest expense	39,100	40,239	42,244	38,097	36,915
Income taxes	1,297	613	568	1,106	940
Depreciation and amortization	134,087	124,990	119,600	118,852	114,219
Stock compensation expense	11,029	9,810	9,986	7,975	7,248
Loss on early extinguishment of debt	7,361	—	1,122	—	—
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	—	—	(761)	—	—
Gain on sale of real estate	—	(8,704)	—	—	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	—	—	(35,678)	—	—
Realized gains on non-real estate investments	—	(6,428)	—	—	—
Unrealized (gains) losses on non-real estate investments	(72,206)	94,850	(117,188)	(5,067)	(72,229)
Impairment of real estate	—	—	—	6,311	—
Impairment of non-real estate investments	—	5,483	—	—	—
Adjusted EBITDA	$257,486	$242,222	$239,252	$227,821	$228,611

Revenues	$358,842	$340,463	$341,823	$325,034	$320,139
Non-real estate investments – total realized gains	11,350	11,319	5,015	7,463	13,332
Realized gains on non-real estate investments	—	(6,428)	—	—	—
Impairment of non-real estate investments	—	5,483	—	—	—
Revenues, as adjusted	$370,192	$350,837	$346,838	$332,497	$333,471

Adjusted EBITDA margin	70%	69%	69%	69%	69%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments of real estate. Adjusted EBITDA also excludes unrealized gains or losses, and significant realized gains and impairments, which result from our non-real estate investments. These non-real estate investment amounts are classified in our statements of operations outside of revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of real estate and non-real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, and significant impairments and significant gains on the sale of non-real estate investments allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of real estate and non-real estate investment and disposition decisions. We believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Our calculation of Adjusted EBITDA margin divides Adjusted EBITDA by our revenues, as adjusted. We believe that revenues, as adjusted, provides a denominator for Adjusted EBITDA margin that is calculated on a basis more consistent with that of the Adjusted EBITDA numerator. Specifically, revenues, as adjusted, includes the same realized gains on, and impairments of, non-real estate investments that are included in the reconciliation of Adjusted EBITDA. We believe that the consistent application of results from our non-real estate investments to both the numerator and denominator of Adjusted EBITDA margin provides a more useful calculation for the comparison across periods.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental amount, in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of March 31, 2019, approximately 97% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of income.

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Definitions and Reconciliations (continued)
March 31, 2019

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science and technology campuses in AAA urban innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Adjusted EBITDA	$257,486	$242,222	$239,252	$227,821	$228,611

Interest expense	$39,100	$40,239	$42,244	$38,097	$36,915
Capitalized interest	18,509	19,902	17,431	15,527	13,360
Amortization of loan fees	(2,233)	(2,401)	(2,734)	(2,593)	(2,543)
Amortization of debt premiums	801	611	614	606	575
Cash interest	56,177	58,351	57,555	51,637	48,307
Dividends on preferred stock	1,026	1,155	1,301	1,302	1,302
Fixed charges	$57,203	$59,506	$58,856	$52,939	$49,609

Fixed-charge coverage ratio:
– quarter annualized	4.5x	4.1x	4.1x	4.3x	4.6x
– trailing 12 months	4.2x	4.2x	4.3x	4.3x	4.3x

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Definitions and Reconciliations (continued)
March 31, 2019

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. On January 1, 2019, we adopted standards established by the Nareit Board of Governors in its November 2018 White Paper (the “Nareit White Paper”) on a prospective basis. The Nareit White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, preferred stock redemption charges, deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Three Months Ended March 31, 2019
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Net income	$7,659	$1,146
Depreciation and amortization	5,419	846
Funds from operations	$13,078	$1,992

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of net operating income at stabilization and our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the 12 months ended March 31, 2019, as reported by Bloomberg Professional Services. In addition, we monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decline below $10 billion, which are not immediately reflected in the 12-month average, may result in their exclusion from this measure.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded entities	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments	Observable price changes	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost.

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Definitions and Reconciliations (continued)
March 31, 2019

For investments in privately held entities that do not report NAV per share, an observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer. For these transactions to be considered observable price changes of the same issuer, we evaluate whether these transactions have similar rights and obligations, including voting rights, distribution preferences, conversion rights, and other factors, to the investments we hold.

Joint venture financial information

We present components of balance sheet and operating results information related to our joint ventures, which are not presented in accordance with, or intended to be presented in accordance with, GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control, and do not consolidate, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K for the year ended December 31, 2018, and our subsequent quarterly reports on Form 10-Q. We believe such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt and preferred stock redemption charges are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of a non-real estate investment when its fair value declines below its carrying value due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information.

Lease accounting

On January 1, 2019, we adopted new lease accounting standards that set out the principles for the recognition, measurement, presentation, and disclosure of leases for both parties to a lease agreement (i.e., lessees and lessors). The new lease accounting standards did not result in material changes in the amount nor the timing of lease-related revenues that we recognized from our tenants. However, the new standards affected our financial statement presentation primarily in three specific areas.

Key differences between the prior accounting standard and the new lease accounting standards:

Prior to January 1, 2019, we classified rental revenues and tenant recoveries as separate line items on our consolidated statements of operations. Effective January 1, 2019, based on our election of a practical expedient, we are required to disclose the combined components of rental revenues and tenant recoveries as a single lease component, which is classified on our consolidated statements of operations as income from rentals. As a result, we do not disclose tenant recoveries as a separate GAAP revenue measure. However, we believe that tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate unexpected significant increases to any component of our operating expenses. Prior-period results have been reclassified to conform to the presentation requirements of the new standards. The following table reconciles rental revenues and tenant recoveries to income from rentals:

	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Rental revenues	$274,563	$260,102	$255,496	$250,635	$244,485
Tenant recoveries	80,186	77,683	81,051	72,159	73,170
Income from rentals	$354,749	$337,785	$336,547	$322,794	$317,655

The new lease accounting standard requires that lessors and lessees capitalize, as initial direct costs, only incremental costs of a lease that would not have been incurred if the lease had not been obtained. Effective January 1, 2019, costs that we incur to negotiate or arrange a lease regardless of its outcome, such as fixed employee compensation, tax, or legal advice to negotiate lease terms, and other costs are expensed as incurred.

Under the package of practical expedients and optional transition method that we elected on January 1, 2019, we were not required to reassess whether initial direct leasing costs capitalized prior to the adoption of the new lease accounting standard in connection with the leases that commenced prior to January 1, 2019, qualify for capitalization under the new lease accounting standard. Therefore, we continue to amortize these initial direct leasing costs over the respective lease term.

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Definitions and Reconciliations (continued)
March 31, 2019

In addition, the new lease accounting standards require companies to recognize a lease liability and a corresponding right-of-use asset on the consolidated balance sheets, to represent the net present value of future rental payments related to operating leases in which we are the lessee. As a result, on January 1, 2019, we recognized a lease liability classified in accounts payable, accrued expenses, and tenant security deposits on our consolidated balance sheets, and a corresponding right‑of‑use asset included in other assets on our consolidated balance sheets, related to our ground leases existing as of January 1, 2019, for which we are the lessee. The net present value of the remaining future rental payments of our ground leases was calculated for each operating lease using the respective remaining lease term and a corresponding estimated incremental borrowing rate, which is the estimated interest rate that we would have to pay to borrow on a collateralized basis over a similar term for an amount equal to the lease payments.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA are non-GAAP financial measures that we believe are useful to investors as supplemental measures in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA Margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	3/31/19		12/31/18		9/30/18		6/30/18		3/31/18
Secured notes payable	$356,461		$630,547		$632,792		$776,260		$775,689
Unsecured senior notes payable	5,139,500		4,292,293		4,290,906		4,289,521		3,396,912
Unsecured senior line of credit	—		208,000		413,000		—		490,000
Unsecured senior bank term loans	347,542		347,415		347,306		548,324		548,197
Unamortized deferred financing costs	37,925		31,413		33,008		33,775		27,438
Cash and cash equivalents	(261,372)		(234,181)		(204,181)		(287,029)		(221,645)
Restricted cash	(54,433)		(37,949)		(29,699)		(34,812)		(37,337)
Net debt	$5,565,623		$5,237,538		$5,483,132		$5,326,039		$4,979,254

Net debt	$5,565,623		$5,237,538		$5,483,132		$5,326,039		$4,979,254
7.00% Series D convertible preferred stock	57,461		64,336		74,386		74,386		74,386
Net debt and preferred stock	$5,623,084		$5,301,874		$5,557,518		$5,400,425		$5,053,640

Adjusted EBITDA:
– quarter annualized	$1,029,944		$968,888		$957,008		$911,284		$914,444
– trailing 12 months	$966,781		$937,906		$900,032		$854,237		$815,178
Net debt to Adjusted EBITDA:
– quarter annualized	5.4	x	5.4	x	5.7	x	5.8	x	5.4	x
– trailing 12 months	5.8	x	5.6	x	6.1	x	6.2	x	6.1	x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.5	x	5.5	x	5.8	x	5.9	x	5.5	x
– trailing 12 months	5.8	x	5.7	x	6.2	x	6.3	x	6.2	x

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Definitions and Reconciliations (continued)
March 31, 2019

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income and net operating income (cash basis):

	Three Months Ended
(Dollars in thousands)	3/31/19	3/31/18
Net income	$136,818	$141,518

Equity in earnings of unconsolidated real estate joint ventures	(1,146)	(1,144)
General and administrative expenses	24,677	22,421
Interest expense	39,100	36,915
Depreciation and amortization	134,087	114,219
Loss on early extinguishment of debt	7,361	—
Investment income	(83,556)	(85,561)
Net operating income	257,341	228,368
Straight-line rent revenue	(26,965)	(32,631)
Amortization of acquired below-market leases	(7,148)	(6,170)
Net operating income (cash basis)	$223,228	$189,567

Net operating income (cash basis) – annualized	$892,912	$758,268

Net operating income (from above)	$257,341	$228,368
Total revenues	$358,842	$320,139
Operating margin	72%	71%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure for our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating the quotient of net operating income generated by a property and our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment income or loss calculated under a new ASU effective January 1, 2018, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to our discussion of annual rental revenue herein.

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Definitions and Reconciliations (continued)
March 31, 2019

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, lease termination fees, if any, are excluded from the results of same properties.

The following table reconciles the number of same properties to total properties for the three months ended March 31, 2019:

Development – under construction	Properties
399 Binney Street	1
279 East Grand Avenue	1
188 East Blaine Street	1
9800 Medical Center Drive	1
9950 Medical Center Drive	1
5

Development – placed into service after January 1, 2018	Properties
100 Binney Street	1
213 East Grand Avenue	1
2

Redevelopment – under construction	Properties
Alexandria Center® for AgTech, Phase I	1
266 and 275 Second Avenue	2
681 Gateway Boulevard	1
Alexandria Life Science Factory	1
5

Redevelopment – placed into service after January 1, 2018	Properties
9625 Towne Centre Drive	1
Alexandria PARC	4
9900 Medical Center Drive	1
6

Acquisitions after January 1, 2018	Properties
100 Tech Drive	1
219 East 42nd Street	1
Summers Ridge Science Park	4
2301 5th Avenue	1
9704, 9708, 9712, and 9714 Medical Center Drive	4
9920 Belward Campus Drive	1
21 Firstfield Road	1
50 and 55 West Watkins Mill Road	2
10260 Campus Point Drive and 4161 Campus Point Court	2
99 A Street	1
3170 Porter Drive	1
Shoreway Science Center	2
3911 and 3931 Sorrento Valley Boulevard	2
260 Townsend Street	1
Other	5
	29

Unconsolidated real estate JVs	6
Properties held for sale	1
Total properties excluded from same properties	54
Same properties	196	(1)
Total properties in North America as of March 31, 2019	250

(1)	Includes 9880 Campus Point Drive, a building we acquired in 2001. The building was occupied through January 2018 and subsequently demolished. The 98,000 RSF project is currently in active development.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Unencumbered net operating income	$243,191	$213,285	$213,107	$204,843	$198,599
Encumbered net operating income	14,150	29,496	28,957	28,283	29,769
Total net operating income	$257,341	$242,781	$242,064	$233,126	$228,368
Unencumbered net operating income as a percentage of total net operating income	95%	88%	88%	88%	87%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Weighted-average interest rate for capitalization of interest	3.96%	4.01%	4.06%	3.92%	3.91%

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Definitions and Reconciliations (continued)
March 31, 2019

Weighted-average shares of common stock outstanding – diluted

We enter into capital market transactions from time to time to fund acquisitions, fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. In March 2017 and January 2018, we entered into forward equity sales agreements (“Forward Agreements”) to sell shares of our common stock. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding. As of March 31, 2019, we had no Forward Agreements outstanding.

We also consider the effect of assumed conversion of our outstanding 7.00% Series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”) when determining potentially dilutive incremental shares to our common stock. When calculating the assumed conversion, we add back to net income or loss the dividends paid on our Series D Convertible Preferred Stock to the numerator and then include additional common shares assumed to have been issued (as displayed in the table below) to the denominator of the per share calculation. The effect of the assumed conversion is considered separately for our per share calculations of net income or loss; funds from operations, computed in accordance with the definition in the Nareit White Paper; and funds from operations, as adjusted. Our Series D Convertible Preferred Stock is dilutive and assumed to be converted when quarterly and annual basic EPS, funds from operations, or funds from operations, as adjusted exceeds approximately $1.75 and $7.00 per share, respectively, subject to conversion ratio adjustments and the impact of repurchases of our Series D Convertible Preferred Stock. The effect of the assumed conversion is included when it is dilutive on a per share basis. The dilutive effect to both numerator and denominator may result in a per share effect of less than a half cent, which would appear as zero in our per share calculation, even when the dilutive effect to the numerator alone appears in our reconciliation.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period is calculated as follows:

	Three Months Ended
(In thousands)	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18

Basic shares for EPS	111,054	106,033	104,179	101,881	99,855
Forward Agreements	—	—	462	355	270
Series D Convertible Preferred Stock	—	—	744	—	—
Diluted shares for EPS	111,054	106,033	105,385	102,236	100,125

Basic shares for EPS	111,054	106,033	104,179	101,881	99,855
Forward Agreements	—	211	462	355	270
Series D Convertible Preferred Stock	581	—	744	—	741
Diluted shares for FFO	111,635	106,244	105,385	102,236	100,866

Basic shares for EPS	111,054	106,033	104,179	101,881	99,855
Forward Agreements	—	211	462	355	270
Series D Convertible Preferred Stock	—	—	—	—	—
Diluted shares for FFO, as adjusted	111,054	106,244	104,641	102,236	100,125

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